Exhibit 10.11

AMENDED AND RESTATED SERIES B CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

VISTERRA, INC.

September 12, 2014

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

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EXHIBITS

Exhibit A	Form of Restated Certificate

Exhibit B	Form of Fourth Amended and Restated Voting Agreement, as amended by Amendment No. 1 thereto

Exhibit C	Form of Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, as amended by Amendment No. 1 thereto

Exhibit D	Form of Proprietary Information and Inventions Agreement

Exhibit E	Form of Legal Opinion

Exhibit F	Form of Indemnification Agreement

SCHEDULE

Schedule 1	Schedule of Purchasers

Disclosure Schedule

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AMENDED AND RESTATED

SERIES B CONVERTIBLE

PREFERRED STOCK PURCHASE AGREEMENT

This Amended and Restated Series B Convertible Preferred Stock Purchase Agreement dated as of September 12, 2014 (this “Agreement”) is made by and among (i) Visterra, Inc., a Delaware corporation (the “Company”), (ii) the persons and entities listed on Schedule 1 hereto (each individually, a “Purchaser” and collectively, the “Purchasers”), (iii) solely for the purposes of Sections 6 through 11 of this Agreement, the “Preferred Holders” (as defined in Section 8.1 below) who are not Purchasers, and, (iv) solely for the purposes of Sections 8 through 11 of this Agreement, the “Founder Holders” (as defined in Section 8.1 below).

WHEREAS, on May 15, 2014, the Company, certain of the Purchasers (the “Initial Purchasers”) and certain of the Preferred Holders and Founder Holders entered into a Series B Convertible Preferred Stock Purchase Agreement (the “Original Agreement”);

WHEREAS, on May 15, 2014, the Company and the Initial Purchasers effected the First Closing in the manner described in Section 1.2(a) below;

WHEREAS, the parties desire to amend the Original Agreement to, among other things, permit the sale of additional shares of Series B Preferred Stock at the Second Closing to additional Purchasers (the “Additional Purchasers”), to provide for the issuance to each Purchaser of .25 of a share of Common Stock, $0.0001 par value per share (“Common Stock”) (rounded down to the nearest whole share), for each share of Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), purchased by such Purchaser at the Second Closing, to revise the Schedule of Purchasers for the First Closing to reflect the Common Stock being issued in respect of the shares sold in the First Closing, to revise the Schedule of Purchasers for the Second Closing to include the Additional Purchasers and to reflect the shares of Common Stock being issued in respect of the shares being sold in the Second Closing and to amend the voting thresholds required to amend certain sections of this Agreement;

WHEREAS, Section 11.10 of the Original Agreement provides that the Purchase Agreement may be amended with the written consent of the Company and the holders of more than sixty percent (60%) of the outstanding shares of Series B Preferred Stock sold pursuant to the Original Agreement; and

WHEREAS, as consideration for the willingness of the Initial Purchasers to consent to the amendment and restatement of the Original Agreement, the Company has agreed to issue to each Initial Purchaser .25 of a share of Common Stock (rounded down to the nearest whole share) for each share of Series B Preferred Stock purchased by such Purchaser at the First Closing;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Additional Purchasers and the undersigned holders of at least sixty percent (60%) of the outstanding shares of Series B Preferred Stock sold pursuant to the Original Agreement hereby agree as follows:

1. Authorization; Sale and Issuance of Series B Shares and Common Shares

1.1 Authorization

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Second Closing an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) in the form of Exhibit A attached to this Agreement, which shall set forth the terms of the Series B Preferred Stock to be purchased under this Agreement.

(b) Prior to the First Closing (as defined below), the Company duly authorized (i) the sale and issuance, pursuant to the terms of this Agreement, of up to an aggregate of 12,000,000 shares of Series B Preferred Stock to be sold at the First Closing and (ii) the reservation of shares of Common Stock for issuance upon conversion of the Series B Shares (as defined below) to be sold at the First Closing. The Company has, or prior to the Second Closing (as defined below) will have, duly authorized (x) the sale and issuance, pursuant to the terms of this Agreement of up to an aggregate of 12,000,000 additional shares of Series B Preferred Stock to be sold and issued in the Second Closing, (y) the sale and issuance pursuant to the terms of this Agreement of up to 6,000,000 shares of Common Stock to be sold and issued in the Second Closing and (z) the reservation of shares of Common Stock for issuance upon conversion of the shares of Series B Preferred Stock to be sold at the Second Closing. The shares of Series B Preferred Stock sold under this Agreement are referred to herein as the “Series B Shares.”

1.2 Sale and Issuance of Shares

(a) The initial purchase and sale of shares under this Agreement (the “First Closing”) took place remotely via the exchange of documents and signatures on May 15, 2014. At the First Closing, the Company sold and issued to each of the Purchasers purchasing Series B Shares in the First Closing, and each of such Purchasers purchased, for the purchase price of $1.25 per share (the “Purchase Price”), the number of Series B Shares set forth opposite such Purchaser’s name on Schedule 1 under the heading “Number of First Closing Series B Shares.”

(b) The second purchase and sale of shares under this Agreement (the “Second Closing” and, together with the First Closing, the “Closings”) shall take place at 10:00 am, Boston time, on September 12, 2014, remotely via the exchange of documents, or at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109 (or at such other place as the Company and the Purchasers purchasing at least a majority of the Series B Shares to be sold at the Second Closing mutually agree on, orally or in writing). At the Second Closing, subject to the terms and conditions of this Agreement, (i) the Company will issue and sell to each Purchaser purchasing shares in the Second Closing, at the Purchase Price, the number of Series B Shares set forth opposite such Purchaser’s name on Schedule 1 under the heading “Number of Second Closing Series B Shares”; (ii) the Company will issue and sell to such Purchasers, as an additional inducement to purchase Series B Shares and in consideration of the aggregate purchase price paid for the Series B Shares purchased by such Purchasers, .25 of a share of Common Stock for each Series B Share purchased by such Purchaser at the Second Closing (with any fractional number rounded down to the nearest whole share); and (iii) the Company will issue and sell to each Purchaser, in consideration of the aggregate purchase price paid by such Purchaser for the shares of Series B Stock purchased at the First Closing and in consideration of each such Purchaser agreeing to amend and restate the Original Agreement on the terms hereof, .25 of a share of Common Stock for each Series B Share purchased by such Purchaser at the First Closing (with any fractional number rounded down to the nearest whole share). The number of shares of Common Stock to be issued to each such Purchaser is set forth opposite such Purchaser’s respective name on Schedule 1 under the heading “Number of Common Shares.” The shares of Common Stock issued pursuant to this Section 1.2(b) are referred to herein as the “Common Shares” and, together with the Series B Shares, as the “Shares.”

(c) At each Closing, the Company shall deliver to each Purchaser a certificate representing the number of Series B Shares being purchased by and issued to such Purchaser at such Closing, and at the Second Closing, the Company shall also deliver to each Purchaser a certificate representing the number of Common Shares being purchased by and issued to such Purchaser at the Second Closing, in each case against payment of the Purchase Price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company. Any Purchaser who did not purchase Series B Shares in the First Closing shall become a party to the Financing Agreements (as defined below) by executing and delivering a counterpart signature page to such agreements substantially in the form attached to this Agreement.

1.3 Use of Proceeds. In accordance with the directions of the Company’s board of directors (the “Board”), as it shall be constituted in accordance with the Voting Agreement (as defined below), the Company will use the proceeds from the sale of the Shares for general corporate purposes, including, but not limited to, funding the Company’s VIS410 phase 2 proof of concept studies for influenza treatment and prevention, and advancing the Company’s dengue antibody program.

2. Representations of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth in the Disclosure Schedule attached to the Original Agreement with respect to the First Closing or attached hereto with respect to the Second Closing, the following representations and warranties are true and complete as of such Closing, as applicable, except with respect to any representation or warranty that is expressly made as of a different date, in which case such representation or warranty shall be true and correct as of such date. The Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of

Delaware and has all requisite corporate power and authority to own its property, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement, the Fourth Amended and Restated Voting Agreement, as amended by Amendment No. 1 thereto, in the form of Exhibit B hereto (the “Voting Agreement”), and the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, as amended by Amendment No. 1 thereto, in the form of Exhibit C hereto (the “Right of First Refusal and Co-Sale Agreement” and, collectively with the Voting Agreement and this Agreement, the “Financing Agreements”) and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each other foreign jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Authorization. The Financing Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to and limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors’ rights, (ii) judicial discretion in the availability of equitable relief, and (iii) federal and state securities laws to the extent applicable to the indemnification provision set forth in Section 8 (the “Bankruptcy and Equitable Remedies Exception”). The execution, delivery and performance of the Financing Agreements and the performance of all obligations of the Company thereunder have been duly authorized by all necessary corporate, stockholder or other action of the Company. Prior to any Closing, the Company shall take all necessary corporate action to authorize the issuance, sale and delivery of the Shares to be sold and delivered at such Closing, in accordance with this Agreement and the issuance and delivery of the shares of Common Stock upon conversion of the Series B Shares to be sold at such Closing.

2.3 Valid Issuance of Stock.

(a) The Shares, when issued, sold, and delivered in accordance with this Agreement for the consideration set forth on Schedule 1, and the shares of Common Stock issuable upon conversion of the Series B Shares, when issued upon such conversion, will be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Purchasers in this Agreement, will (i) be issued in compliance with all applicable federal and state securities laws, subject to the securities law filings described in Section 2.4 below and (ii) be free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever (other than those created by the Purchasers); provided, however, that such shares may be subject to restrictions on transfer imposed or created under the Financing Agreements or by applicable law.

(b) The outstanding shares of Seed Preferred Stock (as defined below), Series A Preferred Stock (as defined below) and Common Stock were all duly and validly authorized and issued, fully paid, and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

(c) No “bad actor” disqualifying event (a “Disqualification Event”) described in Rule 506(d)(1)(i)-(viii) of the Securities Act of 1993, as amended (the “Securities

Act”), is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506, any Person listed in the first paragraph of Rule 506(d)(1).

2.4 Governmental Consents. The Company is not required to obtain the consent, approval, order, or authorization of, or complete any registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority in connection with the execution, delivery and performance of the Financing Agreements and the consummation of the transactions contemplated thereby, except for certain federal and state securities law filings that are permitted or required to be filed following any Closing.

2.5 Capitalization. The authorized capital of the Company consists, as of the date hereof (immediately prior to the Second Closing), of the following:

(a) Preferred Stock. 63,378,633 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which (i) 6,611,561 shares have been designated Seed Convertible Preferred Stock (“Seed Preferred Stock”), 6,091,426 of which are issued and outstanding, (ii) 32,447,072 shares have been designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), all of which are issued and outstanding, and (iii) 24,320,000 shares have been designated Series B Preferred Stock, 12,000,000 of which are issued and outstanding. The rights, privileges and preferences of the Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock are as stated in the Restated Certificate.

(b) Common Stock. 98,000,000 shares of Common Stock, of which, as of the date hereof, 9,449,377 shares are issued and outstanding.

(c) The outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable, and (ii) with respect to the outstanding shares of Common Stock held by the holders of at least one percent (1%) or more of the Company’s issued and outstanding securities on an as converted fully diluted basis, are subject to a right of first refusal in favor of the Company upon transfer, subject to standard exceptions. All outstanding securities of the Company held by the holders of at least one percent (1%) or more of the Company’s issued and outstanding securities on an as converted fully diluted basis, including, without limitation, all shares of capital stock of the Company issuable upon conversion or exercise of all convertible or exercisable securities, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission.

(d) The Company has reserved:

(A) the Common Shares for issuance pursuant to this Agreement;

(B) 24,320,000 shares of Common Stock for issuance upon the conversion of the Series B Shares;

(C) 63,378,633 shares of Common Stock (as may be adjusted in accordance with the provisions of the Amended and Restated Certificate) for issuance upon conversion of the Preferred Stock; and

(D) 11,792,500 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2008 Stock Incentive Plan, as amended, of which options to purchase 9,061,703 shares have been granted and are currently outstanding and 1,789,981 shares of Common Stock remain available for issuance to employees, consultants and directors pursuant to the 2008 Stock Incentive Plan, as amended.

(e) Warrants. 87,500 shares of Seed Preferred Stock, 320,000 shares of Series B Preferred Stock and 2,960,280 shares of Common Stock of the Company have been reserved for issuance upon exercise of warrants issued by the Company.

(f) Rights To Acquire Stock. Except as set forth on Section 2.5(f) of the Disclosure Schedule and in the Financing Agreements, there are no outstanding options, warrants, rights (including conversion rights, preemptive rights or rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

(g) Securityholder Lists and Agreements. Set forth in Section 2.5(g)(i) of the Disclosure Schedule is a true and complete list of all securityholders of the Company, showing the number of shares of Series B Preferred Stock, Series A Preferred Stock, Seed Preferred Stock, Common Stock or other securities of the Company held by each such securityholder as of the date of this Agreement. Except as disclosed in Section 2.5(g)(ii) of the Disclosure Schedule and except as set forth in the Financing Agreements, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, between or among any holders of its capital stock, relating to the acquisition (including the redemption by the Company), disposition, registration or voting of the capital stock of the Company or rights for stockholders information about the Company. Except as set forth in Section 2.5(g)(iii) of the Disclosure Schedule and except as set forth in the Financing Agreements, the Shares sold hereunder and the shares of Common Stock issuable upon conversion of the Series B Shares are not subject to any preemptive rights or rights of first refusal, and there are no other agreements that provide any person with the right to purchase any shares of capital stock of the Company, regardless of whether such shares are currently outstanding.

(h) Vesting Schedule. All options granted vest as follows: (i) twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal installments over the next three (3) years or (ii) one hundred percent (100%) of the shares vest in equal monthly installments over the four years following the grant date. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events.

(i) Compliance with Securities Laws. All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

2.6 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.7 Environmental and Safety Laws. To the best of its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required by the Company in order to comply with any such existing statute, law, or regulation.

2.8 Litigation. There is no action, suit, proceeding, or investigation currently pending or, to the best knowledge of the Company, currently threatened against the Company or any of its officers or directors that (i) challenges the validity of the Financing Agreements or the authority of the Company to execute the Financing Agreements or to consummate the transactions contemplated therein, (ii) might result in any material adverse change in the assets, condition, prospects, or affairs, of the Company, financially or otherwise, or (iii) might result in any material change in the current equity ownership of the Company, nor is the Company aware of any basis for the foregoing. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

2.9 Intellectual Property. Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has sufficient rights in or ownership of all licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now being conducted and as currently proposed to be conducted without, to its knowledge, any material conflict with or infringement of the intellectual property rights of others. Except for the Exclusive Patent License Agreement entered into by the Company and MIT on April 28, 2008, as it may be amended from time to time (the “2008 Patent License Agreement”), and that certain Exclusive Patent License Agreement entered into by the Corporation and MIT on November 15, 2013, as it may be amended from time to time (together with the 2008 Patent License Agreement, the “Patent License Agreements”) and as set forth in Section 2.9 of the Disclosure Schedule, the Company is not bound by or a party to any material options, licenses, or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, or processes of any other person or entity. The Company has not received any communications alleging that the Company has infringed or misappropriated or, by conducting its business as proposed, would infringe, violate or misappropriate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights of any other person or entity. The Company has no knowledge that any of its officers, employees or consultants is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or is subject to any judgment, decree, or order of any court or administrative agency, that would interfere with his or her ability to perform his or her intended duties for the Company or that would conflict with the intended business of the Company, the execution and delivery of the Financing Agreements, the conduct of the intended duties of officers, employees and consultants of the Company, and to the best knowledge of the Company, the conduct of the business of the Company as currently conducted and as proposed to be conducted, will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument which legally binds any of such officers, employees or consultants. The Company does not believe it is or will be necessary to utilize any inventions made by its current officers, employees or consultants prior to their association with the Company, except for inventions covered by the Patent License Agreements.

2.10 Compliance with Other Instruments. The Company is not in violation or default of (i) any provision of the Restated Certificate or its By-Laws, (ii) any legally binding instrument, judgment, order, writ, decree, or contract, other than any such violations or defaults that do not and will not, individually or in the aggregate, have a material adverse effect on the Company or (iii) any material provision of federal or state statute, rule, or regulation applicable to the Company. The execution, delivery, and performance of the Financing Agreements and the consummation of the transactions contemplated therein will not (a) conflict with, nor result in any violation of or default under any such instrument, judgment, order, writ, decree, contract, or provision or (b) give rise to any event that results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval that applies to the Company, its business or operations, or any of its assets or properties. The Company has not performed any act or failed to perform any act, the occurrence of which would result in the Company’s loss of any right granted under any license or other agreement set forth in the Disclosure Schedule, except where the loss of such right would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the Company or its assets, liabilities, financial conditions, prospects or operations.

2.11 Contracts and Commitments.

(a) Section 2.11(a) of the Disclosure Schedule contains a list of all agreements, contracts, obligations, or commitments, of any nature to which the Company is a party or by which it or any of its properties are bound, other than the Financing Agreements, that are material to the conduct and operations of its business and properties, including any such contracts that are employment contracts; stock redemption or purchase agreements; loan agreements, security agreements and guaranties; licenses, distributor or sales representative agreements; agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit-sharing, retirement or stock option plans (collectively, the “Material Contracts”). Each Material Contract constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms, and is in full force and effect. The Company is not in material default under any Material Contract and there is no state of facts which upon notice or lapse of time or both would constitute such a default. To the best knowledge of the Company, no other party to a Material Contract is in default thereunder and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. The performance of each Material Contract by the Company will not violate any other agreement, judgment, order, writ or decree binding upon the Company or any material provision of any federal or state statute, rule or regulation applicable to the Company. To the best of the Company’s knowledge, the performance of each Material Contract by each other party thereto will not violate any other agreement, judgment, order, writ or decree binding upon such other party or any material provision of any federal or state statute, rule or regulation applicable to such other party. The Company is not a party to any contract or arrangement that is reasonably likely to have a material adverse effect on the business, properties, or prospects of the Company.

(b) To the best knowledge of the Company, no employee of the Company is in default under any outstanding contract, obligation, or commitment of such employee with any prior employer. Neither the Company nor, to the best knowledge of the Company, any of its employees, officers, directors or consultants is a party to any contract or agreement, oral or written, that prohibits them from freely competing or engaging in the business of the Company.

(c) A true and complete copy of each Material Contract has been made available to counsel to the Purchasers and the Company.

(d) Except as set forth in the Financing Agreements, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

2.12 Related-Party Transactions. No employee, officer, director or consultant of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best knowledge of the Company, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, directors or consultants of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company where such interest does not exceed one percent (1%) of the outstanding voting stock of any such publicly traded company. No officer or director of the Company or member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract. Section 2.12 of the Disclosure Schedule sets forth, as of the date hereof (or the date of the relevant Closing), the cash, equity and other compensation paid or promised to be paid to each officer of the Company. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company.

2.13 Permits. The Company has obtained all franchises, permits, licenses, and any similar authority necessary for the conduct of its current operations, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company. The Company is not in violation in any material respect of any of such franchises, permits, licenses, or other similar authority.

2.14 Information Supplied to Purchasers. Neither this Agreement, the Schedules and Exhibits hereto, the Voting Agreement, the Right of First Refusal and Co-Sale Agreement, nor any certificate, projection or statement or any written information provided to the Purchasers by or on behalf of the Company, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact relating to the business, prospects, operations, affairs, or conditions of the Company which adversely affects the same which has not been set forth in this Agreement or in the Schedules or Exhibits. The Company has fully provided each Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Shares.

2.15 Corporate Documents. The Restated Certificate and By-Laws of the Company are in the form previously provided to the Purchasers.

2.16 Title to Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material property and assets and none of such property or assets is subject to any mortgages, liens, loans or encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent and (ii) such encumbrances and liens which arise in the ordinary course of business and which, either singly or in the aggregate, do not materially impair the Company’s ownership or use of such property or assets.

2.17 Financial Statements. The Company has delivered to the Purchasers (a) the unaudited balance sheet of the Company at December 31, 2013 and the related unaudited statements of operations and cash flows for the fiscal year then ended and (b) the unaudited balance sheet of the Company at and for the six-month period ended June 30, 2014 (together, the “Financial Statements”). The Financial Statements are correct and complete in all material respects as of the dates indicated therein, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis through the periods indicated therein, and fairly and accurately present the financial position of the Company as of the dates indicated therein, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles (“GAAP”). The Financial Statements have been prepared from the books and records of the Company, which books and records accurately and fairly reflect the financial position of the Company

2.18 Employee Benefit Plans. Section 2.18 of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained by the Company. Each of such employee benefit plans complies in all material respects with (a) all applicable requirements of ERISA and (b) all applicable requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

2.19 Tax Returns, Payments and Elections. The Company has duly and timely filed all tax returns and tax reports (including information returns and reports) as required by law. Such returns and reports are true and correct in all material respects, including the amount shown as due from the Company. The Company has paid all taxes and other assessments due to the Internal Revenue Service or any state taxing authority. The Company’s tax returns have not, been audited by the United States Internal Revenue Service or by any state taxing authority and, to the Company’s knowledge, no such audit has been threatened by any such federal or state authority.

2.20 Corporate Records. The minute books of the Company provided to the Purchasers contain complete records of all meetings and other corporate actions of the Board and the Company’s stockholders since the time of incorporation and reflect all transactions referred to in such minutes and corporate actions accurately in all material respects.

2.21 Proprietary Information and Inventions Agreements. Each current and former employee, consultant and officer of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form attached hereto as Exhibit D, or an agreement containing substantially similar terms, and, except as set forth in Section 2.21 of the Disclosure Schedule, has not excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant thereto. The Company has no knowledge that any of its current or former employees, consultants or officers are in violation of these agreements.

2.22 Qualified Small Business Stock. To the best of its knowledge, the Company is a “qualified small business” within the meaning of Section 1202(d) of the Code as of the date hereof (or as of the date of the relevant Closing) and the Series B Preferred Stock should qualify as “qualified small business stock” as defined in Section 1202(c) of the Code as of the date hereof. As of the date hereof (or as of the date of the relevant Closing): (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made any purchases of its own stock during the one-year period preceding the relevant Closing having an aggregate value exceeding 5% of the aggregate value of all of its stock as of the beginning of such period and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between formation and through the Second Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Purchasers for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Section 1202 unless such determination shall have been given by the Company in a manner that was either negligent or fraudulent.

2.23 Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”).

2.24 Government Contracts. The Company has complied in all material respects with all applicable laws, regulations, and provisions of each contract, subcontract and outstanding bid or proposal with any government or any instrumentality or agency thereof (“Government Contracts”). All technical data, computer software and computer software documentation developed, delivered, or used under or in connection with such Government Contracts have been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable laws, regulations and Government Contract terms, if any, have been provided.

2.25 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.26 Section 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Common Stock.

3. Representations of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company, as of each Closing in which the Purchaser purchases Shares, as follows:

3.1 Authorization. The Purchaser has full power and authority to enter into and perform its obligations under the Financing Agreements in accordance with their terms. Any Purchaser which is a corporation, limited liability company, partnership, foundation or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. The Financing Agreements constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, subject to and limited by the Bankruptcy and Equitable Remedies Exception.

3.2 Purchase Entirely for Own Account. This Agreement is made with each Purchaser in reliance in part upon such Purchaser’s representation to the Company, which such Purchaser hereby confirms by execution of this Agreement, that the Shares to be received by the Purchaser and the shares of Common Stock into which the Series B Shares may be converted

(collectively, the “Securities”) will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that, other than normal duties under any partnership agreement under which Purchaser may have been formed, such Purchaser does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information. Purchaser has received all the information that it considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser further represents that it has had sufficient opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

3.4 Investment Experience. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor. Purchaser is an “accredited investor” within the meaning of SEC Rule 501(a) of Regulation D promulgated under the Securities Act.

3.6 Restricted Securities. Purchaser understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, Purchaser represents that it is familiar with SEC Rule 144, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.7 No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.8 Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities may bear one or more of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c) Any legend set forth in, or required by, the other Financing Agreements.

(d) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

4. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers under this Agreement at each Closing are subject to the fulfillment, or waiver by the Purchasers, of each of the following conditions of the Company on or before such Closing:

4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true as of such Closing (or such other date as specified in Section 2) with the same effect as though such representations and warranties had been made on and as of the date of such Closing (or such other date as specified in Section 2), except as set forth in the Disclosure Schedule delivered by the Company in connection with such Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Company as of such Closing.

4.3 Opinion of Counsel. The Purchasers shall have received an opinion from WilmerHale LLP, counsel to the Company, dated as of the date of such Closing, addressed to the Purchasers, and substantially in the form of Exhibit E hereto.

4.4 Securities Law Approvals. The Company shall have received all requisite approvals, if any, of the securities authorities of each jurisdiction in which such approval is required, and such approvals shall be in full force and effect as of such Closing.

4.5 Voting Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the requisite other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

4.6 Right of First Refusal and Co-Sale Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the requisite other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

4.7 Certificates and Documents. The Company shall have delivered to counsel to the Purchasers:

(a) a copy of the Restated Certificate as in effect immediately prior to such Closing, certified by the Secretary of State of the State of Delaware and certificates, as of the most recent practicable date, of the Secretary of State of the State of Delaware and the Commonwealth of Massachusetts as to the Company’s corporate good standing and qualification to do business as a foreign corporation, respectively; and

(b) a certificate of the Secretary of the Company dated as of such Closing, certifying as to (i) the incumbency of officers of the Company executing the Financing Agreements and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of the Company, as in effect as of such Closing, (iii) a copy of the resolutions of the Board authorizing and approving the Company’s execution, delivery, and performance of the Financing Agreements, all matters in connection with the Financing Agreements, and the transactions contemplated thereby and a statement to the effect that such resolutions are in full force and (iv) a copy of the resolutions of the stockholders of the Company authorizing and approving the filing of the Restated Certificate.

4.8 Management Rights Letter. The Company shall execute and deliver a management rights letter to any Purchaser so requesting, in form reasonably satisfactory to such Purchaser(s).

4.9 Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.10 Board of Directors. As of the Second Closing, the authorized size of the Board of Directors shall be eight (8) members, and the Board of Directors shall be comprised of Kevin Bitterman, Edwin Kania, Chee Wang Jin Lincoln, Brian Pereira, Alan L. Crane and Ram Sasisekharan, with two vacancies.

4.11 Indemnification Agreements. The Company and each individual who was not a director of the Company prior to the Second Closing but who shall become a director of the Company effective upon the Second Closing shall have executed and delivered an indemnification agreement in the form attached as Exhibit F.

4.12 Absence of Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of such Closing or of the transactions contemplated hereby or by the other Financing Agreements, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Purchasers, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

4.13 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at such Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the

Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5. Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment, or waiver by the Company, of each of the following conditions of the Purchasers purchasing shares at any Closing, on or before such Closing:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in this Agreement shall be true as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Payment of Purchase Price. Each Purchaser shall have delivered the purchase price in the amount specified with respect to such Purchaser in Schedule 1 for all Shares purchased by such Purchaser at such Closing.

5.3 Absence of Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of such Closing or of the transactions contemplated hereby or by the other Financing Agreements, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

5.4 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Company and its counsel.

6. Covenants of the Company. The Company covenants and agrees that so long as twenty percent (20%) of the shares of Preferred Stock outstanding as of the date hereof (after giving effect to the transactions contemplated to occur at the Second Closing), or shares of Common Stock issued upon conversion thereof, remain outstanding, it will perform and observe the following covenants and provisions:

6.1 Financial Statements. The Company will maintain books of account in accordance with GAAP applied on a consistent basis, keep full and complete financial records, and furnish the following reports to each holder of at least 500,000 shares of Preferred Stock (each, a “Preferred Investor,” and together, the “Preferred Investors”):

(a) beginning with the financial statements for the fiscal year ending December 31, 2014, as soon as practicable, but in any event within one hundred eighty (180) days after the end of the applicable fiscal year, an income statement for such fiscal year, a balance sheet of the Company, a statement of cash flows and a statement of stockholders’ equity as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company and approved by the Requisite Preferred Directors (as defined below);

(b) as soon as practicable, but in any event within thirty (30) days after the end of each month and within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement for such month or quarter, as applicable, a balance sheet as of the end of such month or quarter, as applicable, and a statement of cash flows as of the end of such month or quarter, as applicable; and

(c) such other financial information of the Company as such Preferred Investor may reasonably request, including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 6.

6.2 Operating Plan; Other Reporting. The Company will prepare and deliver to each Preferred Investor at least thirty (30) days prior to the end of each fiscal year, an annual operating plan (including a budget) prepared on a monthly basis and, promptly after preparation, any revisions to such operating plan. In addition, the Company will promptly provide to each Preferred Investor other customary information and materials, including reports of adverse developments, management letters, communications with stockholders or directors, press releases, and registration statements.

6.3 Inspection. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Preferred Investors to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances, and accounts of the Company with its officers, administrative employees, and independent accountants, all at the expense of such Preferred Investors and at such reasonable times and as often as may be reasonably requested.

6.4 Employee Agreements. The Company shall require all its present and future employees and consultants to enter into suitable agreements with provisions governing, among other things, the protection of confidential information, assignment of intellectual property, competition with the Company, development rights and non-solicitation of the Company’s employees and consultants. The agreements relating to competition with the Company and non-solicitation of the Company’s employees and consultants shall be, to the extent permitted by applicable state law, for terms of not less than a period of twelve (12) months from the date of termination of employment of any such employee or consultant with the Company. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Exhibit D.

6.5 Employee Stock Options. Except as otherwise approved by the Board, including the Requisite Preferred Directors, any stock options or restricted stock awards granted by the Company to its employees shall vest according to the following schedule: 1/4th of the total number of shares subject to a stock option will vest on the first anniversary of the date such option was granted and 1/48th of such number of shares will vest for each month of continuous service thereafter over the next 36 months.

6.6 Reservation of Conversion Stock. The Company will, upon any increase in the number of shares of Common Stock issuable upon conversion of the Preferred Stock, reserve additional shares of Common Stock for issuance upon such conversion, so that the number of shares of Common Stock so reserved will be adequate in the event of such conversion.

6.7 Board Meetings. The Company agrees to hold meetings of its Board of Directors at least on a quarterly basis or as agreed by the directors, including the Requisite Preferred Directors.

6.8 Qualified Small Business Stock. The Company shall submit to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the related Treasury Regulations. In addition, within a commercially reasonable time after any Preferred Investor has delivered to the Company a written request therefor, the Company shall deliver to such Preferred Investor a written statement indicating whether, to the knowledge of the Company, such Preferred Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code, or, at the election of the Company, a written statement containing such factual information available to the Company as may be reasonably required by the Preferred Investor to permit the Preferred Investor or the Preferred Investor’s advisors to determine whether the Preferred Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

For purposes of this Agreement, the term “Requisite Preferred Directors” shall mean (i) all of the Preferred Directors at such times as there are four (4) or fewer Preferred Directors sitting on the Board, (ii) four (4) of the Preferred Directors at such times as there are five (5) Preferred Directors sitting on the Board, and (iii) a majority of the Preferred Directors at such times as there are six (6) or more Preferred Directors. The term “Preferred Directors” shall have the meaning ascribed thereto in the Voting Agreement.

7. Participation Rights.

7.1 Definitions.

(a) “New Securities” shall mean (i) any capital stock of the Company whether or not currently authorized, (ii) all Options and (iii) all Convertible Securities. For purposes of this Section 7.1, “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as hereafter defined) and “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock or other stock issued on conversion of the Preferred Stock) or other securities, including preferred stock, directly or indirectly convertible into or exchangeable for capital stock of the Company or other securities convertible into capital stock of the Company, but excluding Options. Notwithstanding the foregoing, the term “New Securities” shall not include the issuances or deemed issuances listed in Article Fourth, Section 3.3(d)(i)(4)(A)-(L) of the Restated Certificate.

(b) “Preferred Holder” shall include, for the purposes of this Section 7, the general partners, officers, or other affiliates of such Preferred Holder, and a Preferred Holder may apportion its Pro Rata Share (as defined in Section 7.2 below) among itself and such general partners, officers, and other affiliates in such proportions as it deems appropriate.

7.2 Participation Right. So long as at least fifteen percent (15%) of the shares of Preferred Stock outstanding on the date hereof remain outstanding (after giving effect to the transactions contemplated to occur at the Second Closing), each Preferred Holder (as defined below) shall be entitled to a right to purchase, on a pro rata basis, all or any part of New Securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Such Preferred Holder’s pro rata share (the “Pro Rata Share”) shall equal the product of (a) the New Securities being issued, multiplied by (b) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock then held by such Preferred Holder and (ii) the number of Common Shares sold and issued to such Preferred Holder pursuant to Section 1.2 of this Agreement then held by such Preferred Holder, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon (x) conversion of then outstanding Preferred Stock; or other Convertible Securities and (y) exercise of then outstanding Options.

7.3 Exercise of Right. In the event the Company intends to issue New Securities, it shall give each Preferred Holder written notice of such intention, describing the type of New Securities to be issued, the price thereof, and the general terms upon which the Company proposes to effect such issuance (the “Sale Notice”). Each Preferred Holder shall have twenty (20) days from the date of any Sale Notice to agree to purchase all or part of its Pro Rata Share of such New Securities for the price and upon the general terms and conditions specified in the Sale Notice by giving written notice to the Company stating the quantity of New Securities to be so purchased (the “Exercise Notice”); provided, however, that in the event that the transaction described in a Sale Notice involves in whole or in part the payment of non-cash consideration, or the payment of consideration over time, the Preferred Holders shall have the right to elect, upon exercise of their rights set forth in this Section 7, to pay to the Company in full consideration for the New Securities the market price of such securities which shall be the present cash value of the consideration described in the Sale Notice as determined by the Board in good faith.

7.4 Overallotment. In the event any Preferred Holder fails to exercise its right to purchase its Pro Rata Share of New Securities, each Preferred Holder who delivered an Exercise Notice for such Preferred Holder’s total Pro Rata Share of New Securities (an “Overallotment Purchaser”) shall have a right to purchase such Overallotment Purchaser’s pro rata share of the New Securities with respect to which Preferred Holders have failed to exercise their rights hereunder (the “Remaining New Securities”). In such case, within twenty-five (25) days after the date of the Sale Notice, the Company shall provide written notice (the “Overallotment Notice”) to each Overallotment Purchaser, which shall state the total amount of Remaining New Securities, and the pro rata portion of such Remaining New Securities which each Overallotment Purchaser is entitled to purchase. Each Overallotment Purchaser wishing to purchase such Remaining Securities shall amend such Overallotment Purchaser’s Exercise Notice in writing within ten (10) days from the date of the Overallotment Notice. For the purpose of this Section 7.4, an Overallotment Purchaser’s pro rata share of the Remaining New Securities shall be calculated as provided in Section 7.2, except that the denominator of the fraction shall be the sum of the total number of shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock held by all of the Overallotment Purchasers and the total number of Common Shares held by all Overallotment Purchasers that were issued pursuant to Section 1.2 of this Agreement, but shall exclude shares of Common Stock issuable on conversion of other preferred stock or other convertible securities or on exercise of options, rights, or warrants.

7.5 Closing. The closing of the purchase of New Securities by the Preferred Holders exercising their rights hereunder (“Participating Purchasers”) shall take place at such location, date and time as the parties shall agree but not later than the later of (i) sixty (60) days following the date of the Sale Notice or (ii) thirty (30) days following the date of the Overallotment Notice. At the closing, the Company shall deliver to the Participating Purchasers certificates representing all of the New Securities to be purchased and such other agreements executed by the Company which grant any rights or privileges to the Participating Purchasers as are being granted to the other purchasers in such issuance, and in any event, at the request of the Participating Purchasers, a duly executed certificate reasonably satisfactory to the Participating Purchasers containing a representation and warranty that, upon issuance or transfer of such securities to the Participating Purchasers that the Participating Purchasers will be the legal and beneficial owners of such securities with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, and that the Company has the absolute right to issue or transfer such securities to the Participating Purchasers without the consent or approval of any other person. At the closing, the Participating Purchasers shall deliver to the Company (i) payment for the New Securities and (ii) such other agreements executed by the other purchasers in such issuance which include representations by such purchasers to the Company or restrict such purchaser’s rights with respect to the New Securities, and in any event, at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the Participating Purchasers with respect to federal and state securities laws. The certificates representing the equity securities may contain a legend stating that they are issued subject to the registration requirements of the Securities Act and applicable state securities laws.

7.6 Failure to Exercise Right. In the event the Preferred Holders fail to exercise the foregoing participation right with respect to any New Securities within the periods specified by Sections 7.3 and 7.4 above, the Company may within one hundred and twenty (120) days after the delivery of the Sale Notice sell any or all of such New Securities not agreed to be purchased by the Preferred Holders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Sale Notice. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Preferred Holders in the manner provided in Section 7.3.

7.7 Transfer of Participation Right. The participation right set forth in this Section 7 may not be assigned or transferred, except that (i) such right is assignable by each Preferred Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Preferred Holder, (ii) such right is assignable between and among any of the Preferred Holders, (iii) such right is assignable by a Preferred Holder that is a venture capital fund to an affiliated venture capital fund or partner or retired partner of such fund and (iv) such right is assignable to a holder of Registrable Securities (as defined below).

8. Registration Rights. The Company covenants and agrees as follows:

8.1 Definitions. As used in this Section 8, the following terms shall have the following meanings:

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Form S-1” means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

(c) “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Preferred Holder” means (i) a Purchaser and any persons or entities to whom the rights granted under this Section 8 are transferred by the Purchaser, (ii) permitted transferees, successors or assigns as permitted under Section 9 below, (iii) a holder of shares of Seed Preferred Stock or Series A Preferred Stock, (iv) with respect to Sections 8.2 to 8.13 inclusive (the “Applicable Sections”) only, a holder of shares of Common Stock issued upon conversion of Seed Preferred Stock or Series A Preferred Stock, (v) with respect to the Applicable Sections only, Square 1 Bank and any registered assigns to which it transfers the rights granted under this Section 8 in accordance with Section 9(b) hereof (the “Square 1 Entities”), and (vi) with respect to the Applicable Sections only, Oxford Finance LLC and any registered assigns to which it transfers the rights granted under this Section 8 in accordance with Section 9(b) hereof (the “Oxford Entities”); provided, however that none of the Square 1 Entities or the Oxford Entities shall be permitted to be an Initiating Holder (as hereinafter defined) under Section 8.2.

(e) “Holders” means (i) a Preferred Holder, including the Square 1 Entities and Oxford Entities for purposes of the Applicable Sections, and (ii) Ram Sasisekharan, Alan L. Crane, The Crane Family Irrevocable Trust – 2002, the Sasisekharan Family 2006 Irrevocable Trust, the Sasisekharan Parents 2006 Irrevocable Trust, the Narayanasami Parents 2006 Irrevocable Trust, S. Raguram and Mahesh Narayanasami and their Permitted Transferees (the “Founder Holders”).

(f) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(g) “Permitted Transferee” means, with respect to the Founder Holders, (i) any member or members of a Founder Holder’s or such Founder Holder’s spouse’s Immediate Family to whom Registrable Securities are transferred; and (ii) any trust to which Registrable Securities are transferred (A) in respect of which such Founder Holder serves as trustee, provided that the trust instrument governing such trust shall provide that such Founder Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Registrable Securities until the termination of this Section 8 or (B) for the benefit solely of any member or members of such Founder Holder’s or such Founder Holder’s spouse’s Immediate Family; provided, that no person or entity shall be a Permitted Transferee unless (x) a written notice is furnished to the Company at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being assigned and (y) the transferee agrees in writing to become bound by the terms and conditions of this agreement with respect to such Registrable Securities.

(h) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) “Registrable Securities” means (i) the Common Stock held by the Founder Holders and their Permitted Transferees, (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock, (iii) the Common Shares issued pursuant to Section 1.2 of this Agreement, (iv) the Common Stock issued or issuable upon conversion of the shares of Preferred Stock issued or issuable upon exercise of the Warrants to Purchase Stock issued by the Company to Square 1 Bank and Oxford Finance LLC (the “Warrants”) in connection with that certain Loan and Security Agreement, dated as of September 9, 2014, among the Company, Square 1 Bank and Oxford Finance LLC or, at all times when the Class (as defined in the Warrants) shall be Common Stock, the shares of Common Stock issued and issuable upon exercise or conversion of the Warrants, (v) any additional shares of Common Stock issued to Square 1 Bank or Oxford Finance LLC in connection with the exercise of the Warrants, and (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a stock split, dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) through (v) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 8 are not properly assigned.

(k) “Outstanding Registrable Securities” shall mean the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(l) “SEC” shall mean the Securities and Exchange Commission.

8.2 Demand Registration.

(a) If the Company shall receive, at any time after the earlier of (i) four years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the Company’s first underwritten public offering of its common stock under the Act (such offering, the “IPO”), a written notice from the Preferred Holders holding at least fifty percent (50%) of the Outstanding Registrable Securities then held by Preferred Holders requesting that the Company effect a registration statement under the Act with respect to all or a part of the Registrable Securities held by such Preferred Holder or Preferred Holders, then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Preferred Holders, other than the Initiating Holders (as defined below) (the “Demand Notice”); and

(ii) use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request by the Initiating Holders, the registration under the Act of all Registrable Securities which the Preferred Holders request to be registered, by notice to the Company within thirty (30) days of the mailing of the Demand Notice sent by the Company in accordance with Section 8.2(a)(i), subject to the limitations of subsections 8.2(b), 8.2(c) and 8.2(d).

(b) If the Preferred Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 8.2(a) and the Company shall include such information in the Demand Notice. The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders holding a majority of the Outstanding Registrable Securities requested to be included in such registration. In such event, the right of any Preferred Holder to include Registrable Securities in such registration shall be conditioned upon such Preferred Holder’s participation in such underwriting and the inclusion of such Preferred Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Preferred Holder) to the extent provided herein. All Preferred Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection (e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 8.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Preferred Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Preferred Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Preferred Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Preferred Holders requesting registration pursuant to this Section 8.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 8.2 after the Company has effected two (2) registrations on Form S-1 pursuant to this Section 8.2 and each such registration statement has been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

(e) No incidental right under this Section 8.2 shall be construed to limit any registration required under Section 8.3 or Section 8.4 herein.

8.3 “Piggy-Back” Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, other than (i) a registration relating solely to the sale of securities to participants in a stock plan, (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iii) a registration on Form S-4 (or any successor form) relating solely to a transaction pursuant to the SEC’s Rule 145, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company in accordance with Section 11.7, the Company shall, subject to the provisions of subsection 8.3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 8.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary thereof other than the Founder Holders and (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Holders of Registrable Securities. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then there shall second be excluded from such registration statement all shares of Common Stock sought to be included therein by the Founder Holders. If after such additional shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Holders other than Founder Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each such selling Holder or in such other proportions as shall mutually be agreed to by such Holders, provided, however, that no exclusion of such Holders’ Registrable Securities shall be made unless all other stockholders’ securities are first excluded. For purposes of the preceding sentence concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners, and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

(c) No incidental right under this Section 8.3 shall be construed to limit any registration required under Section 8.2 or Section 8.4 herein.

8.4 Form S-3 Registration. In case the Company shall receive from one or more Preferred Holders that, individually or together with such Preferred Holder’s affiliates, holds at least $10,000,000 of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Preferred Holder(s), the Company agrees:

(a) to promptly give written notice of the proposed registration (the “S-3 Notice”) to all other Preferred Holders, if any; and

(b) as soon as practicable after receiving such a request, use its commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Preferred Holder’s or Preferred Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Preferred Holder(s) joining in such request as are specified in a written request given within fifteen (15) days after the S-3 Notice is given by the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 8.4 (i) if Form S-3 is not available for such offering by the Preferred Holder(s); (ii) if the

Preferred Holder(s), together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Preferred Holder(s) a certificate signed by the President of the Company stating that it would be in the good faith judgment of the underwriters seriously detrimental to the Company for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Preferred Holder(s) under this Section 8.4; provided, however, that the Company shall not utilize this right more than once in any eighteen month period; or (iv) if the Company has effected two (2) registrations on Form S-3 (or its then equivalent) pursuant to this Section 8.4 within the previous 12-month period and such registrations have been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

(c) Registrations effected pursuant to this Section 8.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 8.2 or 8.3, respectively.

8.5 Obligations of the Company. Whenever required under this Section 8 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold or could be sold without restriction under SEC Rule 144(b)(1)(i); provided, that SEC Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder’s intended method of disposition.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 8, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 8, if such securities are being sold through underwriters, copies of (i) the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration given to the underwriters in such underwritten public offering, which opinion shall be in such form as is reasonably satisfactory to counsel to the underwriters, and (ii) the letter dated as of such date, from the independent certified public accountants of the Company, to the underwriters in such underwritten public offering, addressed to the underwriters, which letter shall be in such form as is reasonably satisfactory to counsel to the underwriters.

8.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

8.7 Expenses of Demand and S-3 Registrations. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Sections 8.2 and 8.4, including (i) all registration, filing, and qualification fees (including filing fees with the SEC, fees due to the Financial Industry Regulatory Authority and fees due for listing on any stock exchange); (ii) printers and accounting fees; (iii) fees and disbursements of counsel for the Company; and (iv) the reasonable fees and disbursements of one counsel for the selling Preferred Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 8.2 or 8.4 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities then held by Preferred Holders to be registered (in which case all Preferred Holders participating in the aborted registration shall bear such expenses on a pro rata basis in accordance with the number of Registrable Securities requested to be registered by such Preferred Holders), unless the holders of a majority of the Registrable Securities then held by Preferred Holders agree to forfeit their rights to a registration under, as the case may be, Section 8.2 (demand registration) or Section 8.4 (S-3 registration); provided further, however, that if at the time of such withdrawal, the Preferred Holders have either (i) learned of a material adverse change in the condition or business, or prospects of the Company from that known to the Preferred Holders at the time of their request or (ii) been informed by the underwriters of such registration that more than twenty percent (20%) of the Registrable Securities requested for registration shall not be includable therein due to market factors, and in either such case the Preferred Holders have withdrawn the request with reasonable promptness following such disclosure, then the Preferred Holders shall not be required to pay such expenses and shall retain their rights pursuant to Sections 8.2 and 8.4.

8.8 Expenses of “Piggy-Back” Registration. The Company shall pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 8.3 for each Holder, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

8.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

8.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 8:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, the members, partners, officers, directors and stockholders of each Holder, and each person (if any) who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Act, the 1934 Act, other federal or state law, or the laws of any other jurisdiction insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a “Violation”) (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

(b) To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers, each person (if any) who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this subsection 8.10(b) exceed the proceeds from the offering received by such Holder (net of any selling expenses paid by such Holder).

(c) Promptly after receipt by an indemnified party under this Section 8.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and participate in the defense, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.10.

(d) If the indemnification provided for in this Section 8.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 8.10(b), shall exceed the proceeds from the offering received by such Holder (net of any selling expenses paid by such Holder). The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to address a provision addressed in this Agreement shall not be deemed a conflict.

(f) Unless otherwise superseded by an underwriting agreement as provided in Section 8.10(e) above, the obligations of the Company and Holders under this Section 8.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8, and otherwise.

8.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts:

(a) to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) to take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

8.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that, during a period of 180 days following the effective date of a registration statement of the Company filed under the Act relating to the IPO of the Company, plus up to an additional 34 days to the extent requested by the managing underwriter(s) for such offering in order to address Rule 2711(f) of the Financial Industry Regulatory Authority, Inc. or any similar successor provision (such period, the “Lock-Up Period”), such Holder shall not, to the extent requested by the Company and such managing underwriter(s), directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company, Founder Holders and stockholders holding in excess of one percent (1%) of the outstanding Common Stock of the Company (treating all Preferred Stock on an as-converted to Common Stock basis) enter into similar agreements. Any discretionary waiver or termination by the Company or the underwriters of the restrictions described in this Section 8.12 as applied to any Holder, officer or director or stockholder holding in excess of one percent (1%) of the outstanding Common Stock of the Company (treating all Preferred Stock on an as-converted to Common Stock basis) of the Company (the “Subject Parties”) shall apply pro rata to all Holders subject to such restrictions, based on the number of shares held by each Holder that are subject to such restrictions, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to (i) the exercise or conversion of stock options, warrants and other convertible securities that would otherwise expire during the Lock-Up Period and (ii) up to an aggregate of 100,000 shares of Common Stock held by the Subject Parties.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 8.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

8.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 8 following the earliest to occur of:

(a) when all of such Holder’s Registrable Securities have been sold;

(b) when (i) the Company has completed its IPO and (ii) all of such Holder’s (and its affiliates’) Registrable Securities may be sold without restriction under SEC Rule 144(b)(1)(i); and

(c) the fifth anniversary of the IPO.

9. Transfers and Assignment.

9.1 Assignment of Certain Rights.

(a) The rights granted to a Purchaser pursuant to Section 1.2(b) of this Agreement may be transferred or assigned by such Purchaser to (i) any person or entity to which Shares are transferred by such Purchaser or (ii) any person or entity who, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, and, in each case, such transferee shall be deemed a Purchaser for purposes of this Agreement.

(b) The rights granted to the Preferred Holders under Sections 7 and 8 of this Agreement may be transferred or assigned to (i) any other Preferred Investor or any current or former general or limited partner, retired partner, member, shareholder, parent, child, spouse, trust or other affiliate of any Preferred Investor, (ii) any Permitted Transferees or (iii) any other person or entity that acquires at least 25% of the transferor’s Registrable Securities.

(c) Notwithstanding anything to the contrary in clauses (a) and (b), (i) no such transfer or assignment may be made to a party that is reasonably deemed a competitor of the Company by the Board, (ii) the Company must be, within a reasonable time after such transfer or assignment, furnished with written notice of the transfer or assignment, including the name and address of such transferee or assignee; and (iii) no such transfer or assignment may be made unless such transferee or assignee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 8.12.

9.2 Subsequent Transfers. A transferee to whom rights are transferred or assigned pursuant to this Section 9 may not again transfer or assign such rights to any other person or entity, other than as provided in Section 9.1 above.

10. Confidentiality.

10.1 Confidential Information. Each Preferred Holder and Founder Holder agrees that such Preferred Holder or Founder Holder shall keep confidential and shall not disclose or use (other than to monitor its investment in the Company) this Agreement and all Schedules and Exhibits hereto, the Financing Agreements, and all other documents delivered in connection with any Closing, and also any confidential, proprietary, or secret information that it has or may obtain from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10 by such Preferred Holder), (b) is or has been independently developed or conceived by the Preferred Holder or Founder Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Preferred Holder or Founder Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Preferred Holder or Founder Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and negotiating the terms thereof; (ii) to any prospective purchaser of any Registrable Securities from such Preferred Holder or Founder Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 10; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Preferred Holder or Founder Holder in the ordinary course of business, provided that such Preferred Holder or Founder Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, court order or subpoena, provided that the Preferred Holder or Founder Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

10.2 Foundation. Any announcement of the Foundation’s investment in the Company by any other party, including the Company, its representatives, directors, stockholders and agents, or any Purchaser, Preferred Investor, Preferred Holder or Founder Holder, will require the Foundation’s prior written approval. Such parties shall also obtain the Foundation’s prior written approval for any other use of the Foundation’s name or logo in any respect; provided, however, that the Company may use the Foundation’s name for any uses that have been pre-approved in writing by the Foundation. Notwithstanding the foregoing, the Foundation’s name and logo will not be used by any party in any manner to market, sell or otherwise promote such party, its product, services and/or other business.

11. Miscellaneous.

11.1 Survival of Representations and Warranties. The warranties, representations, and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and such Closing. Notwithstanding the right of the Company and the Purchasers to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any Schedule, Exhibit, certificate or financial statement delivered by any party pursuant hereto.

11.2 Termination of Certain Provisions. The obligations of the Company set forth in Sections 6 and 7 shall terminate upon the consummation of a Qualified IPO (as defined in the Restated Certificate).

11.3 Expenses. Except as otherwise expressly provided in this Agreement, each of the parties will bear its own expenses in connection with the preparation of the Financing Agreements and the consummation of the transactions contemplated thereby. Notwithstanding the foregoing, (i) in the case of the First Closing, the Company shall pay the fees and expenses of Butler Snow LLP, counsel to Merck Sharp & Dohme Corp., incurred in connection with its due diligence review of the Company, the negotiation and execution of the Financing Agreements and the consummation of the transactions contemplated thereby in an amount not to exceed $25,000.00; and (ii) in the case of the Second Closing, the fees and expenses of Wilson Sonsini Goodrich & Rosati, P.C., counsel to V-Sciences Investments Pte Ltd and Vertex USA Fund Pte. Ltd., incurred in connection with its due diligence review of the Company, the negotiation and execution of the Financing Agreements and the consummation of the transactions contemplated thereby in an amount not to exceed $25,000.00.

11.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holders (including transferees of any shares of Preferred Stock or any Common Stock issued upon conversion thereof, and the Permitted Transferees of the Founder Holders with respect to their rights and obligations under Section 8 hereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware without regard to its principles of conflicts of laws.

11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures or as a pdf or similar attachment to an electronic transmission.

11.7 Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

11.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties as follows:

If to the Company:

Visterra, Inc.

One Kendall Square, Suite B3301

Cambridge, MA 02139

Attn: Brian Pereira

Fax: (617) 498-1073

with a copy to:

Lia Der Marderosian, Esq.

WilmerHale LLP

60 State Street

Boston, MA 02109

Fax: 617-526-5000

If to the Purchasers, to their respective addresses set forth on Schedule 1 or Schedule 2 to this Agreement.

If to the Founder Holders, to their respective addresses set forth on the signature pages hereto.

Any party may change its address or facsimile number at any time upon written notice as provided in this Section.

11.9 Brokers. The Company and the Purchasers, each severally and not jointly, (i) represent and warrant to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) shall indemnify and hold harmless the other parties from and against any and all claims, liabilities, or obligations with respect to brokerage or finders’ fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

11.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of more than seventy percent (70%) of the then outstanding Series B Shares being sold pursuant to this Agreement or shares of Common Stock issued upon conversion thereof; provided, however, (i) Sections 6 and 7 may be amended, and the observance of any term of such sections may be waived, with the written consent of the Company and holders of more than seventy percent (70%) of the then outstanding shares of Preferred Stock, with each share of Seed Preferred Stock and Series A Preferred Stock having one vote and each share of Series B Preferred Stock having 1.25 votes for purposes of such vote, or shares of Common Stock issued upon conversion thereof, and (ii) Sections 8 and 9 may be amended, and the observance of any term of such Sections may be waived, with the written consent of the Company and the holders of more than seventy percent (70%) of the Outstanding Registrable Securities held by Preferred Holders entitled to rights, or subject to obligations, under such subsection, in each case, either generally or in a particular instance and either retroactively or prospectively. Any amendment, termination, or waiver effected in accordance with this Section 11.10 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

11.11 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

11.12 Aggregation of Stock. All shares of Registrable Securities, Preferred Stock or Common Stock held or acquired by Purchasers or Holders shall be aggregated together with the Registrable Securities, Preferred Stock or Common Stock held or acquired by any entity with which such Purchaser or Holder is affiliated for the purpose of determining the availability of any rights under this Agreement.

11.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties relating to the subject matter set forth herein and therein, and supersede any other agreement, written or oral, among the parties relating to such subject matter. This Agreement will be deemed to amend and restate the Original Agreement in its entirety and will be deemed to further amend and restate Section 6 through 11 of the Amended and Restated Series A Convertible Preferred Stock and Warrant Purchase Agreement, dated as of September 12, 2012, as amended, by and among the Company and the other parties named therein. No party shall be liable or bound to any other party in any manner relating to the subject matter set forth herein or therein by any warranties, representations, or covenants except as specifically set forth herein or therein.

11.14 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of another party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party shall be cumulative and not alternative.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Series B Convertible Preferred Stock Purchase Agreement as of the date first written above.

VISTERRA, INC.

		By:	/s/ Brian Pereira
		Name:	Brian Pereira
		Title:	President and Chief Executive Officer

PURCHASERS:

Merck Sharp & Dohme Corp.

By:	/s/ Robert M. Davis
Name:	Robert M. Davis
Title:	EVP & Chief Financial Officer

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.		POLARIS VENTURE PARTNERS V, L.P.

By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.		By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its: General Partner		Its: General Partner

By:	/s/ William Bilodeau	By:	/s/ William Bilodeau
Name:	William Bilodeau	Name:	William Bilodeau
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.		POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner		By: POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

By:	/s/ William Bilodeau	By:	/s/ William Bilodeau
Name:	William Bilodeau	Name:	William Bilodeau
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

PURCHASERS (CONT.):

FLAGSHIP VENTURES FUND IV, L.P.

By:	FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C.
Its:	General Partner

By:	/s/ Edwin Kania
Name:	Edwin Kania
Title:	Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By:	FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C.
Its:	General Partner

By:	/s/ Edwin Kania
Name:	Edwin Kania
Title:	Manager

V-Sciences Investment Pte Ltd

By:	/s/ Fidah Alsagoff
Name:	Fidah Alsagoff
Title:	Authorized Signatory

Vertex USA Fund Pte. Ltd.

By:	/s/ Pang Seow Lan
Name:	Pang Seow Lan
Title:	Director

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

PURCHASERS (CONT.):

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC.
a Maryland corporation, managing member

By:	/s/ Jennifer Banks
Name:	Jennifer Banks
Title:	EVP, General Counsel

OMEGA CAMBRIDGE SPV, L.P.
By:	Omega Cambridge SPV GP, LLC
Its:	General Partner

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Manager

/s/ Brian J G Pereira
Brian J G Pereira

CYCAD GROUP, LLC, a California limited liability company

/s/ K. Leonard Judson
By:	K. Leonard Judson
Its:	President & Managing Director

/s/ James Delaney
James Delaney

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

PURCHASERS (CONT.):

/s/ David Arkowitz
David Arkowitz

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

LUX VENTURES II, L.P.

By:	Lux Venture Partners II, L.P.
Its:	General Partner
By:	Lux Venture Associates II, LLC
Its:	General Partner
By:	Lux Capital Management, LLC
Its:	Sole Member

By:	/s/ Peter Hebert
Name:	Peter Hebert
Title:	Managing Director

LUX VENTURES II SIDECAR, L.P.

By:	Lux Venture Partners II, L.P.
Its:	General Partner
By:	Lux Venture Associates II, LLC
Its:	General Partner
By:	Lux Capital Management, LLC
Its:	Sole Member

By:	/s/ Peter Hebert
Name:	Peter Hebert
Title:	Managing Director

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

BILL & MELINDA GATES FOUNDATION

By:	/s/ Andrew Farnum
Name:	Andrew Farnum
Title:	Deputy Director, Program Related Investments

BRIAN J G PEREIRA IRREVOCABLE TRUST

By:	/s/ Michael J. Moran, a Trustee and not individually
Name:	Michael J. Moran
Title:	Trustee

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

FLAGSHIP VENTURES FUND 2007, L.P.

By:	FLAGSHIP VENTURES 2007 GENERAL PARTNER L.L.C.
Its:	General Partner

By:	/s/ Edwin Kania
Name:	Edwin Kania
Title:	Manager

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6 THROUGH 11:

/s/ Alan L. Crane
Alan L. Crane

/s/ Ram Sasisekharan
Ram Sasisekharan

The Crane Family Irrevocable Trust – 2002

By:	/s/ Howard R. Crane
Name:	Howard R. Crane
Title:	Trustee

Sasisekharan Family 2006 Irrevocable Trust

By:	/s/ Kenneth S. Federman, trustee
Name:	Kenneth S. Federman
Title:	Trustee

Sasisekharan Parents 2006 Irrevocable Trust

By:	/s/ Kenneth S. Federman, trustee
Name:	Kenneth S. Federman
Title:	Trustee

Narayanasami Parents 2006 Irrevocable Trust

By:	/s/ Kenneth S. Federman, trustee
Name:	Kenneth S. Federman
Title:	Trustee

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

/s/ S. Raguram
S. Raguram

/s/ Mahesh Narayanasami
Mahesh Narayanasami

[Signature Page to Amended and Restated Series B Convertible Preferred Stock Purchase Agreement]

VISTERRA, INC.

Counterpart Signature Page

to

Fourth Amended and Restated Voting Agreement, as amended

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, as amended

By executing and delivering this signature page, the undersigned Purchaser hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of:

(i) that certain Fourth Amended and Restated Voting Agreement, dated as of May 15, 2014, as amended, and as may be further amended and/or restated from time to time, by and among the Company and the Stockholders named therein (the “Voting Agreement”) as an “Investor” and “Stockholder” thereunder; and

(ii) that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 15, 2014, as amended, and as may be further amended and/or restated from time to time, by and among the Company and the Stockholders named therein (the “Right of First Refusal and Co-Sale Agreement”) as an “Investor” thereunder.

The undersigned Purchaser hereby authorizes this signature page to be attached to the Voting Agreement and the Right of First Refusal and Co-Sale Agreement or counterparts thereof.

AGREED TO AND ACCEPTED:	PURCHASER:

VISTERRA, INC.	[Name]

By:	By:
Name:	Name:
Title:	Title:

Date: , 2014	Date: , 2014

SCHEDULE 1

FIRST CLOSING

Name	Number of First Closing Series B Shares	Purchase Price for First Closing Series B Shares	Number of Common Shares
Merck Sharp & Dohme Corp.	6,000,000	$7,500,000	1,500,000
Polaris Venture Partners V, L.P.	2,782,783	$3,478,478.75	695,695
Polaris Venture Partners Entrepreneurs’ Fund V, L.P.	54,236	$67,795.00	13,559
Polaris Venture Partners Founders’ Fund V, L.P.	19,062	$23,827.50	4,765
Polaris Venture Partners Special Founders’ Fund V, L.P.	27,828	$34,785.00	6,957

S1-1

Name	Number of First Closing Series B Shares	Purchase Price for First Closing Series B Shares	Number of Common Shares
Flagship Ventures Fund IV, L.P.	2,092,890	$2,616,112.50	523,222
Flagship Ventures Fund IV-Rx, L.P.	523,223	$654,028.75	130,805
Omega Cambridge SPV, L.P.	383,315	$479,143.75	95,828
Alexandria Equities, LLC	76,663	$95,828.75	19,165
Brian J G Pereira	40,000	$50,000.00	10,000
TOTAL	12,000,000	$15,000,000	2,999,996

SECOND CLOSING

Name	Number of Second Closing Series B Shares	Purchase Price for Second Closing Series B Shares	Number of Common Shares
Merck Sharp & Dohme Corp.*	2,000,000	$2,500,000.00	500,000
Cycad Group, LLC	1,400,000	$1,750,000.00	350,000
Polaris Venture Partners V, L.P.*	186,868	$233,585.00	46,717
Polaris Venture Partners Entrepreneurs’ Fund V, L.P.*	3,642	$4,552.50	910
Polaris Venture Partners Founders’ Fund V, L.P.*	1,280	$1,600.00	320
Polaris Venture Partners Special Founders’ Fund V, L.P.*	1,869	$2,336.25	467
Flagship Ventures Fund IV, L.P.*	140,541	$175,676.25	35,135
Flagship Ventures Fund IV-Rx, L.P.*	35,135	$43,918.75	8,783
Omega Cambridge SPV, L.P.*	25,554	$31,942.50	6,388
Alexandria Equities, LLC*	5,111	$6,388.75	1,277
V-Sciences Investment Pte Ltd	5,200,000	$6,500,000.00	1,300,000

Name	Number of Second Closing Series B Shares	Purchase Price for Second Closing Series B Shares	Number of Common Shares
Vertex USA Fund Pte. Ltd.	2,800,000	$3,500,000.00	700,000
Brian Pereira*	40,000	$50,000.00	10,000
David Arkowitz	24,000	$30,000.00	6,000
James Delaney	136,000	$170,000.00	34,000
TOTAL	12,000,000	$15,000,000.00	2,999,997

*	Address shown above

EXHIBIT A

Form of Restated Certificate

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VISTERRA, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Visterra, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Visterra, Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on December 20, 2007 under the name Parasol Therapeutics, Inc. The original Certificate of Incorporation of the Corporation was amended on each of January 18, 2008, May 13, 2008, July 30, 2008, November 30, 2009, April 20, 2010, September 2, 2010, November 5, 2010 and February 23, 2011, was amended and restated on May 11, 2012 was further amended on each of September 12, 2012, November 1, 2012 and November 6, 2013, and was amended and restated on May 14, 2014.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is: Visterra, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The number of authorized shares of each class or series of stock of the Corporation, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

SECTION 1

CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty one million three hundred seventy eight thousand six hundred thirty three (161,378,633) shares, consisting of ninety eight million (98,000,000) shares of common stock, $0.0001 par value per share (the “Common Stock”), and sixty three million three hundred seventy eight thousand six hundred thirty three (63,378,633) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

SECTION 2

COMMON STOCK

2.1 Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to Sections 3.4 and 3.6 of this Article Fourth.

Except as otherwise provided in the Corporation’s Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”), the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

2.2 Liquidation Right. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed to holders of Common Stock, subject to and as provided in Section 3.2 of this Article Fourth.

2.3 Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, when and if declared by the Board of Directors, subject to any preferential dividend rights of any then outstanding Preferred Stock, including as provided in Section 3.5 of this Article Fourth.

SECTION 3

PREFERRED STOCK

3.1 Designation. Of the sixty three million three hundred seventy eight thousand six hundred thirty three (63,378,633) shares of Preferred Stock, six million six hundred eleven thousand five hundred sixty one (6,611,561) shares have been designated as Seed Convertible Preferred Stock (the “Seed Preferred Stock”), thirty two million four hundred forty seven thousand seventy two

(32,447,072) shares have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and twenty four million three hundred twenty thousand (24,320,000) shares have been designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

3.2 Liquidation Rights.

(a) In the event of any Liquidating Event, each holder of a share of Seed Preferred Stock, Series A Preferred Stock or Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Seed Preferred Stock, Series A Preferred Stock or Series B Preferred Stock, by reason of such holder’s ownership thereof, an amount per share of Seed Preferred Stock equal to the Seed Original Issue Price (as defined below), an amount per share of Series A Preferred Stock equal to the Series A Original Issue Price (as defined below) and an amount per share of Series B Preferred Stock equal to the Series B Original Issue Price (as defined below), plus in each case an amount equal to any declared but unpaid dividends on such series of Preferred Stock to and including the date full payment shall be tendered to the holders of such series of Preferred Stock with respect to such liquidation, dissolution or winding up (the amounts payable pursuant to this sentence are hereinafter referred to as the “Seed Liquidation Amount,” the “Series A Liquidation Amount” and the “Series B Liquidation Amount,” respectively, and, collectively, as the “Liquidation Amounts”). If the assets or surplus funds to be distributed to the holders of the Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3.2(a) are insufficient to permit the payment to such holders of the full amount to which they shall be entitled, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock in proportion to the full Liquidation Amount each such holder is otherwise entitled to receive pursuant to this Section 3.2(a).

(b) All of the Liquidation Amounts to be paid to the holders of the Preferred Stock pursuant to this Section 3.2 in the event of a Liquidating Event shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock in connection with such Liquidating Event. Subject to the provisions of Section 3.2(c) below, after payment or the setting apart of payment to the holders of the Preferred Stock of the Liquidation Amounts so payable to them, all remaining assets available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed to the holders of the Common Stock ratably in proportion to the number of shares of Common Stock they then hold.

(c) Notwithstanding anything in this Section 3.2 to the contrary, if a holder of any share of Preferred Stock would receive a greater amount pursuant to this Section 3.2 with respect to such share of Preferred Stock upon a Liquidating Event by voluntarily converting such share into Common Stock immediately prior to such Liquidating Event at the then-applicable Conversion Price (as defined below) than such holder would be entitled to receive with respect to such share of Preferred Stock pursuant to this Section 3.2, then such holder shall not receive any Liquidation Amount with respect to such share under such Section 3.2(a), but shall be treated, for the purposes of determining such holder’s rights with respect to such share under Section 3.2(a) only, as though such holder had converted such share of Preferred Stock into Common Stock, effective immediately prior to the applicable Liquidating Event, at the then-applicable Conversion Price for such series of Preferred Stock.

(d) A “Liquidating Event” shall mean (1) a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (2) a merger or consolidation in which either (I) the Corporation is a constituent party or (II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, or (3) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; provided, however, that such a transaction shall not be regarded as a Liquidating Event and, to the extent applicable, all outstanding shares of Preferred Stock shall be treated under the provisions of Section 3.3(d)(vii) in lieu of this Section 3.2 in connection with such sale, merger or consolidation in the event that the holders of more than seventy percent (70%) in voting power (as determined pursuant to Section 3.4 hereof) of the then-outstanding shares of Preferred Stock so elect, by written notice to the Corporation no later than fifteen (15) days before the effective date of such event.

(e) The Corporation shall not have the power to effect a Liquidating Event referred to in Section 3.2(d)(2)(I) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3.2.

(f) In the event of a Liquidating Event referred to in Subsection 3.2(d)(2)(II) or 3.2(d)(3), if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Liquidating Event, unless the holders of more than seventy percent (70%) in voting power (as determined pursuant to Section 3.4 hereof) of the then-outstanding shares of Preferred Stock request otherwise in a written instrument delivered to the Corporation prior to the Liquidation Redemption Date (as defined below), the Corporation shall use the consideration received by the Corporation for such Liquidating Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Liquidating Event (the “Liquidation Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the amounts per share that each holder would be entitled to receive under this Section 3.2 upon a Liquidating Event in which the Available Proceeds were the amount available to the stockholders of the Corporation. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Section 3.2(f), the Corporation shall not expend or dissipate the consideration received for such Liquidating Event, except to discharge expenses incurred in connection with such Liquidating Event.

(g) In connection with a redemption pursuant to Section 3.2(f), the Corporation shall send a written notice (a “Redemption Notice”) to each holder of Preferred Stock no later than the 90th day after the Liquidating Event advising such holders of their redemption rights pursuant to Section 3.2(f). Each Redemption Notice shall state:

(i) the number of shares of Preferred Stock held by the holder that the Corporation is obligated to redeem pursuant to Section 3.2(f);

(ii) the Liquidation Redemption Date;

(iii) the Liquidation Amount payable for each series of Preferred Stock; and

(iv) the manner and place designated for the holder to surrender his, her or its certificate or certificates representing shares of Preferred Stock if such shares are to be redeemed.

(h) On or before the Liquidation Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Liquidation Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 3.3, shall surrender the certificate or certificates representing such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Liquidation Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

(i) If the Redemption Notice has been duly given, and if on the applicable Liquidation Redemption Date the Liquidation Amount is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Liquidation Redemption Date terminate, except only the right of the holders to receive the Liquidation Amount payable for such shares, without interest, upon surrender of the certificate or certificates therefor.

(j) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Liquidating Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 3.2(j) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(i) For securities not subject to investment letters or other similar restrictions on free marketability,

(1) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing of such transaction;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(ii) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (i) above so as to reflect the approximate fair market value thereof.

(k) In the event of a Liquidating Event pursuant to Section 3.2(d)(2)(I), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3.2 as if the Initial Consideration were the only consideration payable in connection with such Liquidating Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.3 Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Each share of Seed Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Seed Original Issue Price (as defined below) by the Seed Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of conversion. The “Seed Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. The conversion price for the Seed Preferred Stock shall initially be equal to $1.00 (the “Seed Conversion Price”). The Seed Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Seed Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Seed Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each such person within thirty (30) days of the date of conversion.

(ii) Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price (as defined below) by the Series A Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of conversion. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. The conversion price for the Series A Preferred Stock shall initially be equal to $1.00 (the “Series A Conversion Price”). The Series A Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series A Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each such person within thirty (30) days of the date of conversion.

(iii) Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price (as defined below) by the Series B Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of conversion. The “Series B Original Issue Price” shall mean $1.25 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. The conversion price for the Series B Preferred Stock shall initially be equal to $1.25 (the “Series B Conversion Price”). The Series B Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series B Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each such person within thirty (30) days of the date of conversion.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon:

(i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in at least $50,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Corporation, and covering the offer and sale of Common Stock for the account of the Corporation to the public at a price of at least $4.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, provided such offering has been approved by the Corporation’s Board of Directors, including the Requisite Preferred Directors (the term “Requisite Preferred Directors” shall mean (i) all of the Preferred Directors at such times as there are four (4) or fewer Preferred Directors sitting on the Board of Directors, (ii) four (4) of the Preferred Directors at such times as there are five (5) Preferred Directors sitting on the Board of Directors, and (iii) a majority of the Preferred Directors at such times as there are six (6) or more Preferred Directors. The term “Preferred Directors” shall have the meaning ascribed thereto in that certain Fourth Amended and Restated Voting Agreement by and among the Corporation and certain of its stockholders, as it may hereafter be amended) (a “Qualified IPO”); or

(ii) the written consent of holders in interest of more than seventy percent (70%) in voting power (as determined pursuant to Section 3.4 hereof) of the then-outstanding shares of Preferred Stock.

The person(s) entitled to receive Common Stock issuable upon a conversion of Preferred Stock hereunder shall not be deemed to have converted the Preferred Stock until immediately prior to the closing of such offering or the receipt by the Corporation of such consent. Each person who holds of record Preferred Stock immediately prior to an automatic conversion shall be entitled to all declared but unpaid dividends up to the time of the automatic conversion. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

(c) Mechanics of Conversion.

(i) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein his name or the name or names of his nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Subject to Section 3.3(b) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Adjustments to Conversion Price for Diluting Issues:

(i) Special Definitions. For purposes of Section 3.3(d), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) “Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

(A) shares of Common Stock issued upon conversion of shares of Preferred Stock or shares of Common Stock issued by way of a dividend or distribution on shares of Preferred Stock;

(B) up to 11,792,500 shares of Common Stock or Options (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) issued to officers, directors or employees of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to any stock purchase or option plan or other employee or director stock incentive or compensation agreement or program (each, a “Plan”) approved by the Board of Directors, including the Requisite Preferred Directors;

(C) shares of Common Stock issued to officers, directors or employees of, or consultants or advisors to, the Corporation in connection with services to the Corporation up to a number of shares that is equal to the aggregate number of shares (i) repurchased by the Corporation pursuant to the provisions of non-Plan restricted stock or similar agreements with the Corporation outstanding as of the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware, and (ii) subject to non-Plan stock options, warrants or similar rights that expired without being exercised, subject in each case to such issuances being approved by the Board of Directors including the Requisite Preferred Directors;

(D) shares of Common Stock, Options or Convertible Securities issued to the Massachusetts Institute of Technology (“MIT”) and certain other persons designated by MIT pursuant to that certain Exclusive Patent License Agreement entered into by the Corporation and MIT on April 28, 2008, as it may be amended from time to time, as consideration for an exclusive license to certain patents described therein;

(E) shares of Common Stock, Options or Convertible Securities issued in consideration for the acquisition or licensing of technology or a corporate partnership transaction, if approved by the Board of Directors, including the Requisite Preferred Directors;

(F) shares of Common Stock, Options or Convertible Securities issued pursuant to debt financing, equipment leasing or real property leasing transactions, if approved by the Board of Directors, including the Requisite Preferred Directors;

(G) shares of Common Stock, Options or Convertible Securities issued to the public pursuant to a registration statement filed with the Securities and Exchange Commission;

(H) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(I) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, including the Requisite Preferred Directors;

(J) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors, including the Requisite Preferred Directors;

(K) shares of Common Stock, Options or Convertible Securities issued or issuable hereafter that are expressly approved as being excluded from the definition of “Additional Shares of Common Stock” under this Section 3.3(d)(i)(4)(K) by the Corporation’s Board of Directors, including the Requisite Preferred Directors and seventy percent (70%) of the then outstanding shares of Preferred Stock voting together as a single class; and

(L) shares of Common Stock issued pursuant to the Amended and Restated Series B Convertible Preferred Stock Purchase Agreement dated on or about September 9, 2014, by and among the Corporation and certain Purchasers, Founder Holders and Preferred Holders party thereto, as amended from time to time;

(ii) No Adjustment of Conversion Price.

(1) No adjustment in the Conversion Price of the Seed Preferred Stock shall be made due to the issuance of Additional Shares of Common Stock (i) unless the consideration per share (determined pursuant to Section 3.3(d)(v) hereof) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of the Seed Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or (ii) if the Corporation receives written notice from the holders of at least seventy percent (70%) of the then outstanding shares of Seed Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(2) No adjustment in the Conversion Price of the Series A Preferred Stock shall be made due to the issuance of Additional Shares of Common Stock (i) unless the consideration per share (determined pursuant to Section 3.3(d)(v) hereof) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of the Series A Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or (ii) if the Corporation receives written notice from the holders of at least seventy percent (70%) of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(3) No adjustment in the Conversion Price of the Series B Preferred Stock shall be made due to the issuance of Additional Shares of Common Stock (i) unless the consideration per share (determined pursuant to Section 3.3(d)(v) hereof) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of the Series B Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or (ii) if the Corporation receives written notice from the holders of more than seventy percent (70%) of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(iii) Deemed Issue of Additional Shares of Common Stock.

(1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued if (i) such shares of Common Stock are excluded from the definition of Additional Shares of Common Stock set forth in Section 3.3(d)(i)(4) or (ii) the consideration per share (determined pursuant to Section 3.3(d)(v)) of such Additional Shares of Common Stock is not less than the Conversion Price of the applicable series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, however, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustment in the Conversion Price of the applicable series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the applicable series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the applicable series of Preferred Stock);

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of the applicable series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional

Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 3.3(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price of any series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price of such series of Preferred Stock that would have resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price of the applicable series Preferred Stock shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

(F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of the applicable series of Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of the applicable series of Preferred Stock shall be adjusted pursuant to this Section 3.3(d)(iii) as of the actual date of their issuance.

(2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued, but the Conversion Prices of the Preferred Stock shall be adjusted in accordance with Section 3.3(d)(vi).

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(1) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)) without consideration or for a consideration per share less than the Seed Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Seed Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Seed Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Seed Conversion Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Seed Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(2) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series A Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Series A Conversion Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Series A Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(3) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series B Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Series B Conversion Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Series B Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(v) Determination of Consideration. For purposes of this Section 3.3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The aggregate consideration received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by computing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities. The total number of Additional Shares of Common Stock so issued shall be determined by calculating the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Dividends, Distributions, Subdivisions Combinations or Consolidation of Common Stock.

(1) Stock Dividends, Distributions or Subdivisions. In the event the Corporation at any time, or from time to time, shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), the Conversion Price for each series of Preferred Stock in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately prior to such combination or consolidation shall concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(vii) Adjustment for Merger or Reorganization. Subject to the last sentence of this Section 3.3(d)(vii) and Section 3.2, in case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation in which the holders of Common Stock will be entitled to receive shares of stock, other securities or property, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of Preferred Stock, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock. In the event that such merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties shall also be subject to the provisions of Section 3.2 above, the holders of more than seventy percent (70%) in voting power (as determined pursuant to Section 3.4 hereof) of the then-outstanding shares of Preferred Stock may elect to obtain the treatment of all outstanding shares of Preferred Stock under this Section 3.3(d)(vii) in lieu of that described in Section 3.2, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than fifteen (15) days before the effective date of such event.

(e) No Impairment. The Corporation will not, by amendment of this Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation without the written consent of the holders of more than seventy percent (70%) in voting power (as determined pursuant to Section 3.4 hereof) of the then-outstanding shares of Preferred Stock, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Preferred Stock a certificate setting forth such adjustment, readjustment or conversion and showing in detail the facts upon which such adjustment, readjustment or conversion is based, provided that the failure to promptly provide such notice shall not affect the effectiveness of such adjustment, or readjustment or conversion. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Seed Conversion Price, the Series A Conversion Price and the Series B Conversion Price, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Seed Preferred Stock, Series A Preferred Stock or Series B Preferred Stock, as the case may be.

(g) Notices of Record Date. In the event of (i) any taking by Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least 15 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(h) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

3.4 Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (a) each holder of outstanding shares of Seed Preferred Stock or Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Seed Preferred Stock or Series A Preferred Stock, as the case may be, held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter and (b) each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal 1.25 multiplied by the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law or by the other provisions of this Amended and Restated Certificate of Incorporation, holders of Common Stock, Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock shall vote together, as though a single class.

3.5 Dividend Right.

(a) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series B Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 3.5(a) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than (i) dividends on shares of Series B Preferred Stock, and (ii) dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series A Preferred Stock and Seed Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock or Seed Preferred Stock, as applicable, in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock or Seed Preferred Stock, as applicable, as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock or Seed Preferred Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock or Seed Preferred Stock, as applicable, determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price, in the case of the Series A Preferred Stock, and the Seed Original Issue Price, in the case of the Seed Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock and Seed Preferred Stock pursuant to this Section 3.5(b) shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend in the case of the Series A Preferred Stock, and the highest Seed Preferred Stock dividend in the case of the Seed Preferred Stock.

(c) Any declared and unpaid dividend shall be payable on liquidation and conversion in accordance with Sections 3.2 and 3.3.

(d) In the event the Corporation shall declare a distribution on the Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

3.6 Preferred Stock Protection Provisions. In addition to Section 3.4 and any vote which the Preferred Stock may have under the General Corporation Law of Delaware, so long as at least fifteen percent (15%) of the shares of Preferred Stock originally issued shall be outstanding, the Corporation shall not (whether by amendment, merger or otherwise), without first obtaining the affirmative vote or written consent of more than seventy percent (70%) in voting power (as determined pursuant to Section 3.4 hereof) of the then-outstanding shares of Preferred Stock:

(a) amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or By-laws of the Corporation (the “By-laws”);

(b) effect a change of control, liquidation, merger, reincorporation, recapitalization, or sale or other transfer of a substantial part of the Corporation’s assets other than in the ordinary course of business;

(c) create any class or series of stock having rights of redemption, liquidation preference, voting or dividend rights on parity with or having preference over any series of Preferred Stock;

(d) effect any acquisition of (i) the capital stock of another entity which results in the consolidation of that entity into the results of operations of the Corporation or (ii) all or substantially all of the assets of another entity;

(e) incur any indebtedness for borrowed money, in a single or related series of transactions, in an amount in excess of $500,000;

(f) create or adopt a new plan for the grant of stock options or the issuance of restricted stock to employees, consultants, directors or officers of the Corporation or increase the number of shares available under any such existing plan;

(g) pay or declare any dividend or distribution on any shares of the Corporation’s capital stock (except dividends payable solely in shares of Common Stock), or apply any of the Corporation’s assets to the redemption or repurchase of the Corporation’s capital stock (except for (i) acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services by an employee, director, officer or consultant to the Corporation or acquisitions of Common Stock pursuant to the Corporation’s exercise of its right of first refusal with respect to such shares, (ii) redemptions or repurchases of Series A Preferred Stock or Common Stock on the terms and in the manner set forth in that certain letter agreement by and between the Corporation and the Bill & Melinda Gates Foundation, dated on or about November 7, 2013 (as amended from time to time), or (iii) as otherwise expressly authorized herein);

(h) increase or decrease the authorized number of directors of the Corporation;

(i) enter into, agree to enter into or execute any transaction with any officer, director or affiliate (as such term is defined in the regulations promulgated under the Securities Act) of the Corporation unless approved by a disinterested majority of the Board of Directors.

3.7 Converted or Otherwise Acquired Shares. Any share of Preferred Stock that is converted under Section 3.3 or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

3.8 Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary shall be vested in the Common Stock.

3.9 Waiver. Any of the rights of the holders of Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of more than seventy percent (70%) in voting power (as determined pursuant to Section 3.4 hereof) of the then-outstanding shares of Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock, provided such waiver by its terms is equally applicable to the holders of Seed Preferred Stock, Series A Preferred Stock and Series B Preferred Stock. Any of the rights of the holders of Seed Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Series A Preferred Stock or Series B Preferred Stock) by the affirmative consent or vote of the holders of at least seventy percent (70%) of the shares of Seed Preferred Stock then outstanding. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Seed Preferred Stock or Series B Preferred Stock) by the affirmative consent or vote of the holders of at least seventy percent (70%) of the shares of Series A Preferred Stock then outstanding. Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Seed Preferred Stock or Series A Preferred Stock) by the affirmative consent or vote of the holders of more than seventy percent (70%) of the shares of Series B Preferred Stock then outstanding.

FIFTH: The election of directors need not be by written ballot unless the By-laws shall so require.

SIXTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided: that (1) the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors; and (2) the Board of Directors is expressly authorized to adopt, amend, alter or repeal the By-Laws.

SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

As a condition precedent to an Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys’ fees)

incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall be made under this Article if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

The Corporation shall not indemnify an Indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

The rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, as amended, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation law.

***************

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of the Corporation on the          day of                     , 2014.

Name:	Brian Pereira
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

EXHIBIT B

Form of Fourth Amended and Restated Voting Agreement,

as amended by Amendment No. 1 thereto

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

This Fourth Amended and Restated Voting Agreement dated as of May 15, 2014 (this “Agreement”) is made by and among Visterra, Inc., a Delaware corporation (the “Company”); each holder of the Company’s Seed Convertible Preferred Stock, $0.01 par value per share (the “Seed Preferred Stock”), Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), and Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock” and, together with the Seed Preferred Stock and the Series A Preferred Stock, the “Preferred Stock”), listed on Schedule A hereto (each individually, an “Investor” and collectively, the “Investors”); the holders of shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) listed on Schedule B hereto (individually, a “Founder” and collectively, the “Founders”); and the holders of Common Stock listed on Schedule C hereto (individually a “Common Holder” and collectively, the “Common Holders”).

WHEREAS, the Founders and Common Holders own shares of Common Stock.

WHEREAS, the Company, certain of the Investors, the Common Holders and the Founders are parties to a Third Amended and Restated Voting Agreement dated May 14, 2012, as amended by Amendment No. 1 thereto dated September 12, 2012 (as amended, the “Third Amended Agreement”).

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Series B Convertible Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”) providing for the sale by the Company of shares of Series B Preferred Stock. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Series B Purchase Agreement.

WHEREAS, in connection with the transactions contemplated by the Series B Purchase Agreement and to induce certain of the Investors to purchase shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement, the Company, the Investors, the Common Holders and the Founders have agreed to amend and restate the Third Amended Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. Voting of Shares.

1.1. Generally. In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote or cause to be voted all Shares (as defined in Section 2) owned by him or it, or over which he or it has voting control, and otherwise use his or its respective best efforts, so as to:

(a) fix the number of directors of the Company at seven (7); and

(b) elect seven (7) directors, including (i) one director designated by Polaris Venture Partners V, L.P. or an Affiliated Entity (as defined in Section 6.2), who shall initially be Kevin Bitterman (the “Polaris Director”); (ii) one director designated by Flagship, who shall initially be Edwin Kania (the “Flagship Director”), (iii) one director designated by Merck Sharp & Dohme Corp. (“Merck”) (the “Merck Director,” and together with the Polaris Director and the Flagship Director, the “Preferred Directors”); (iv) one director who shall be the Chief Executive Officer of the Company then in office, who shall initially be Brian Pereira (the “CEO Director”); (v) two directors designated by the holders of at least 70% of the Common Stock, who shall initially be Alan L. Crane and Ram Sasisekharan; and (vi) one outside director who is not otherwise an affiliate of the Company, any member of the Company’s management, or any Investor, who shall be designated by the mutual agreement of the other directors (the “Independent Director”).

1.2. Removal. Any director of the Company may be removed from the Board of Directors in the manner allowed by law and the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) and By-laws, but with respect to any director designated pursuant to Section 1.1(b) above, only upon the vote or written consent of the stockholder or stockholders entitled to designate such director. Each successor of such removed director shall be designated by only those stockholders (or their successors) who designated such removed director, and such successor shall be elected in the same manner as provided in Section 1.1(b).

1.3. Compensation Committee. Each Stockholder shall use all reasonable efforts to cause each director of the Company nominated by such Stockholder to take such corporate actions as may be reasonably required to ensure that (i) the Board of Directors of the Company has at all times a compensation committee (the “Compensation Committee”), (ii) at least one Preferred Director and the Independent Director, to the extent such directors are then serving on the Board, are appointed to the Compensation Committee and (iii) any Preferred Director that wishes to serve on the Compensation Committee will be appointed to the Compensation Committee. All increases in executive compensation, executive bonuses and all option grants (including the vesting schedules with respect to such option grants) shall be approved by either (a) the Compensation Committee or (b) the Board of Directors, including all of the Preferred Directors.

1.4. Approval by the Preferred Directors. For purposes of the Restated Certificate, the Series B Purchase Agreement, this Agreement, the By-laws, or any other agreement or instrument to which the Company is now or in the future becomes a party, references to any vote, consent, or approval required by or of the Preferred Directors shall mean the unanimous consent by and of all the Preferred Directors.

1.5. No “Bad Actor” Designees. Each person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such person’s knowledge, is a Disqualified Designee and (B) that in the event such person becomes aware that any individual previously designated by any such person is or has become a Disqualified Designee, such person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

2.1. “Additional Stockholders” shall mean the stockholders of the Company who are added as parties to this Agreement pursuant to Section 15.10(a) hereof and thereafter listed on Schedule D hereto.

2.2. “Shares” shall mean and include any and all shares of Common Stock, Preferred Stock and/or other shares of capital stock of the Company, by whatever name called, which carry voting rights and shall include any such shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation by way of stock splits, stock dividends, and the exercise of options.

2.3. “Stockholders” shall mean the Investors, Common Holders, Additional Stockholders and Founders.

3. Termination. This Agreement shall terminate in its entirety on the earliest to occur of (i) the closing of the Company’s initial public offering pursuant to an effective registration statement, if such offering has been approved by the Company’s Board of Directors, including all of the Preferred Directors, (ii) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger, consolidation or stock purchase (other than a transaction effected principally to change the domicile of the Company) pursuant to which stockholders of the Company (determined prior to such consolidation or merger) hold less than 50% of the voting equity of the surviving corporation and (iii) the effective date of the conversion of all of the Preferred Stock.

4. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 3 or 14.5 hereof. Nothing in this Section 4 shall be construed as limiting the provisions of Section 3 or 14.5 hereof.

5. Restrictive Legend. All certificates representing Shares owned or hereafter acquired by the Stockholders or any transferee of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

The securities represented by this certificate are subject to a Voting Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company. The Company will furnish a copy of this agreement to the holder hereof without charge upon written request.

6. Transfers of Obligations and Rights.

6.1. Any transferee to whom Shares are transferred by a Stockholder, whether voluntarily or by operation of law, shall be bound by the voting obligations imposed upon, and inure to the benefits of, the transferor under this Agreement, to the same extent as if such transferee were a Stockholder hereunder and no Stockholder shall transfer any Shares unless the transferee agrees in writing to be bound by this Agreement.

6.2. Notwithstanding anything to the contrary herein, any Investor which is a partnership, limited liability company, corporation, or foundation may transfer rights granted to such Investor hereunder to any partner or member thereof, or to any entity that controls, or is controlled by, or is under common control with, such Investor (an “Affiliated Entity”) to whom Shares are transferred and who delivers to the Company a written instrument in accordance with Section 6.1. In the event of such transfer, such Affiliated Entity shall be deemed an Investor for purposes of this Section 6 and may again transfer such rights to any other person or entity which acquires Shares from such partner or member in accordance with, and subject to, the provisions of this Section 6.

7. Reimbursement of Expenses. The Company shall pay the reasonable out-of-pocket expenses of all directors (other than directors who are employees of the Company, who shall be reimbursed in accordance with the Company’s employee travel policies) in attending meetings of the Board of Directors and committees thereof (including travel, room and board).

8. No Liability for Election of Recommended Directors. Neither the Company nor the Investors, nor any officer, director, stockholder, partner, employee or agent of such party, if any, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

9. Grant of Proxy. Upon the failure of any Founder, Common Holder, Additional Stockholder or Investor to vote its Shares in accordance with the terms of this Agreement, such Founder, Common Holder, Additional Stockholder or Investor, as appropriate, hereby grants to a stockholder designated by the Board of Directors of the Company a proxy coupled with an interest in all Shares owned by such stockholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or until this Section 9 is amended to remove such grant of proxy in accordance with Section 15.5 hereof, to vote all such Shares in the manner provided in Section 1.1 hereof.

10. No Liability of Stockholders. No Investor shall, by reason of his or its ability to designate and cause the election of any member of the Board of Directors hereunder, or otherwise, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Company or otherwise be or become responsible for any debts, liabilities or obligations of the Company. Neither any Stockholder nor any controlling person, officer, director, partner, agent or employee of any Stockholder (each a “Stockholder Agent”) shall be liable to any other Stockholder or Stockholder Agents in connection with the rights and obligations of such Stockholder arising under this Agreement.

11. Bring Along Agreement.

11.1. For purposes of this Section 11, the terms listed below shall have the following meanings:

“Affiliate” shall have the meaning ascribed to such term in the Securities Act.

“Bring-Along Event” shall mean an event approved by (i) Investors holding more than sixty percent (60%) of the voting power of the Shares then held by all of the Investors (such approving holders, the “Bring-Along Holders”) and (ii) the Board of Directors (including all of the Preferred Directors) pursuant to which the liquidation preference amounts for the Preferred Stock as set forth in Article FOURTH, Section 3.2 of the Restated Certificate are payable under the terms of the Restated Certificate, other than an event in which the acquiring entity is (x) an Affiliate of a Bring-Along Holder or (y) an entity of which the Bring-Along Holders own more than ten percent (10%) of the equity securities.

11.2. Notwithstanding anything herein to the contrary, if any member of the Board of Directors approving the Bring-Along Event is not disinterested, the provisions of this Section 11 shall not apply unless a majority of the disinterested members of the Board of Directors or a majority of the disinterested holders of Preferred Stock approves the Bring-Along Event.

11.3. In the event of Bring-Along Event, each Stockholder agrees as follows:

(a) at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder other than a Stockholder that is a Bring-Along Holder (each individually, a “Voting Holder”, and collectively, the “Voting Holders”) shall vote all Shares that such Voting Holder then holds or for which such Voting Holder otherwise then has voting power: (A) in favor of approval of the Bring-Along Event and any matter that could reasonably be expected to facilitate the Bring-Along Event, and (B) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Bring-Along Event) between the Company and any person or entity other than the party or parties to the Bring-Along Event or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Bring-Along Event or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled;

(b) if the Bring-Along Event is structured as (A) an equity financing, merger, consolidation or sale of assets, each Voting Holder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such financing, merger, consolidation or sale of assets, or (B) a sale of stock, each Voting Holder shall agree to sell all of the Shares and rights to acquire shares of capital stock of the Company held by such Voting Holder on the terms and conditions approved by the Bring-Along Holders; in each case, for the same amount and type (and relative proportions of each amount and type) of per share consideration received by the Bring-Along Holders for each class or series of capital stock then held by them (subject to the liquidation preferences contained in the Company’s then effective Certificate of

Incorporation). Notwithstanding the foregoing, if, in connection with any Bring-Along Event: (A) any Voting Holder is required to make representations or warranties regarding the Company or any other selling stockholder (other than those regarding such Voting Holder or the Shares held by it); (B) any such Voting Holder shall be liable for the inaccuracy of any representation or warranty made by any other person or entity in connection with the acquisition, other than the Company; (C) the liability for indemnification, if any, of such Voting Holder for the inaccuracy of any representations or warranties made by the Company is joint and not several, or is not pro rata in proportion to the amount of consideration paid to such Voting Holder as a percentage of the consideration paid to all stockholders of the Company in connection with such Bring-Along Event; (D) any Voting Holder is or may become liable under the agreements related to such Bring-Along Event for indemnification obligations in a manner materially and adversely different from those obligations or potential obligations as the Bring Along Holders; or (E) upon the consummation of such a Bring-Along Event, the Voting Holder would not receive proceeds from such event in an amount at least equal to the amount provided for in the then effective Certificate of Incorporation of the Company, then, in each case, such Voting Holder shall not be required to take any action pursuant to Section 11 with respect to such Bring-Along Event; and

(c) each Voting Holder shall take all necessary actions in connection with the consummation of the Bring-Along Event as requested by the Company or the Bring-Along Holders and shall, if requested by the Bring-Along Holders, execute and deliver any agreements prepared in connection with such Bring-Along Event which agreements are executed by the Bring-Along Holders.

11.4. Each Voting Holder hereby grants to the Chairperson of the Board of Directors of the Company an irrevocable proxy, coupled with an interest, to vote all of such Voting Holder’s Shares and to take such other actions to the extent necessary to carry out the provisions of this Section 11 in the event of any breach or imminent breach of this Section 11 by such Voting Holder, or its affiliates, successors, custodians or assigns. The Company and the Stockholders each agree and acknowledge that: (i) monetary damages would not adequately compensate an injured party for the breach of this Section 11 by any party; (ii) this Section 11 shall be specifically enforceable; and (iii) any breach or threatened breach of this Section 11 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

11.5. In the event of a conflict between the provisions of this Section 11 and the provisions of that certain Letter Agreement (as amended from time to time, the “Letter Agreement”), dated on or about November 7, 2013, between the Company and the Bill & Melinda Gates Foundation (the “Foundation”), the parties hereto agree that the terms of the Letter Agreement shall control and the Foundation shall be deemed to have complied with the provisions of this Section 11 by compliance with the terms of the Letter Agreement.

12. Observer and Information Rights.

12.1. Robert Paull or another individual designated by Lux Ventures II, L.P. or an Affiliated Entity (“Lux”) (such individual, the “Lux Observer”) shall be invited to attend all meetings of the Board of Directors in a non-voting observer capacity, and the Lux Observer shall have access to all information granted to any director in the capacity as a director of the

Company; provided, however, that the Board, in its sole discretion, can exclude the Lux Observer from attendance at such meetings or access to such information if it determines, in good faith, that it is advisable due to potential conflicts of interest or to preserve the attorney-client privilege or for similar reasons. The Lux Observer agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by such Lux Observer in connection with the rights provided under this Agreement, in each case other than to Lux in connection with Lux’s monitoring its investment in the Company; provided, that Lux shall be subject to the same restrictions as the Lux Observer with respect to any confidential information provided to or learned by the Lux Observer in connection with the rights provided under this Agreement.

12.2. Robert More or another individual designated by the Foundation (such individual, the “Foundation Observer”) shall be invited to attend all meetings of the Board of Directors in a non-voting observer capacity, and the Foundation Observer shall have access to all information granted to any director in the capacity as a director of the Company; provided, however, that the Board, in its sole discretion, can exclude the Foundation Observer from attendance at such meetings or access to such information if it determines, in good faith, that it is advisable due to potential conflicts of interest or to preserve the attorney-client privilege or for similar reasons. The Foundation Observer agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by such Foundation Observer in connection with the rights provided under this Agreement, in each case other than to the Foundation (including Foundation employees, trustees, consultants and other staff) in connection with the Foundation’s monitoring its investment in the Company (including monitoring compliance with the terms, provisions, rights and obligations set out in the Letter Agreement); provided, that the Foundation (including Foundation employees, trustees, consultants and other staff) shall be subject to the same restrictions as the Foundation Observer with respect to any confidential information provided to or learned by the Foundation Observer in connection with the rights provided under this Agreement.

12.3. If the individual initially designated by Merck as the Merck Director pursuant to Section 1.1(b)(v) is not an affiliate of Merck, and only until such time as the Merck Director is not an affiliate of Merck, then Janelle Anderson or another individual designated by Merck (such individual, the “Merck Observer”) shall be invited to attend all meetings of the Board of Directors in a non-voting observer capacity, and the Merck Observer shall have access to all information granted to any director in the capacity as a director of the Company; provided, however, that the Board, in its sole discretion, can exclude the Merck Observer from attendance at such meetings or access to such information if it determines, in good faith, that it is advisable due to potential conflicts of interest or to preserve the attorney-client privilege or for similar reasons. The Merck Observer agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by such Merck Observer in connection with the rights provided under this Agreement, in each case other than to Merck (including Merck’s employees, consultants and other staff) in connection with Merck’s monitoring its investment in the Company; provided, that Merck shall be subject to the same restrictions as the Merck Observer with respect to any confidential information provided to or learned by the Merck Observer in connection with the rights provided under this Agreement. For the avoidance of doubt, (i) if the individual initially designated by Merck as the Merck Director pursuant to Section 1.1(b)(v) is an affiliate of Merck, then Merck shall not have the right to designate a Board observer pursuant to this Section 12.3, and (ii) if, following such individual’s appointment to the Board, the Merck Director becomes an affiliate of Merck, or Merck appoints a new Merck Director who is an affiliate of Merck, then Merck shall no longer have the right to designate a Board observer pursuant to this Section 12.3.

13. Legend.

13.1. Each certificate representing shares of the Company’s capital stock now or hereafter owned by the Stockholders or issued to any transferee shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING RIGHTS AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

14. “Bad Actor” Matters.

14.1. Representation. Each person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean with respect to any person any other person that is a beneficial owner of such first person’s securities for purposes of Rule 506(d) of the Securities Act.

14.2. Covenant. Each person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

15. General.

15.1. Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction

15.2. Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of any other Stockholder hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

15.3. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of laws.

15.4. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties as follows:

(i)	If to the Company:

Visterra, Inc.

One Kendall Square, Suite B3301

Cambridge, MA 02139

Attn: Brian Pereira

Fax: (617) 498-1073

with a copy to:

Lia Der Marderosian, Esq.

WilmerHale LLP

60 State Street

Boston, MA 02109

Fax: 617-526-5000

(ii)	If to an Investor, at its address set forth in Schedule A hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Investor;

(iii)	If to a Founder, at the Company or at such other address or addresses as may have been furnished to the other parties hereto in writing by such Founder;

(iv)	If to a Common Holder, at its address set forth in Schedule C hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Common Holder; and

(v)	If to an Additional Stockholder, at his or her address set forth in Schedule D hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Additional Stockholder.

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

15.5. Complete Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. The Third Amended Agreement is hereby amended and restated in its entirety and shall be of no further force or effect. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Company, (ii) Founders, Common Holders and Additional Stockholders (taken together) holding at least seventy percent (70%) of the voting power of the shares of Common Stock then held by all of the Founders, Common Holders and Additional Stockholders and (iii) Investors holding more than sixty percent (60%) of the voting power of the Shares then held by all of the Investors, and any such amendment, modification, termination or waiver shall be binding on all parties hereto, regardless of whether such party has consented thereto. Notwithstanding the foregoing, (a) the provisions of Section 1.1(b)(i) may be amended and the observance of such Section 1.1(b)(i) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Polaris Venture Partners V, L.P.; (b) the provisions of Section 1.1(b)(ii) may be amended and the observance of such Section 1.1(b)(ii) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Flagship; (c) the provisions of Section 1.1(b)(v) may be amended and the observance of such Section 1.1(b)(v) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Merck; (d) the provisions of Section 12.1 may be amended and the observance of Section 12.1 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Lux; (e) the provisions of Section 12.2 may be amended and the observance of Section 12.2 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Foundation; and (f) the provisions of Section 12.3 may be amended and the observance of Section 12.3 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Merck.

15.6. Aggregation. All Shares held or acquired by an Investor shall be aggregated with Shares held or acquired by any Affiliated Entity thereof for purposes of determining the availability of any rights under this Agreement, and the exercise of any such rights may be allocated among such Affiliated Entities in such manner as those Affiliated Entities shall determine.

15.7. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company, the Founders, the Common Holders and the Investors (including transferees of any shares of Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15.8. Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

15.9. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which. together shall constitute one and the same document. This Agreement may be executed by facsimile signatures or as a pdf or similar attachment to an electronic transmission.

15.10. Additional Parties.

(a) In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee, and the Company desires to make such employee a party to this Agreement as an Additional Stockholder, such employee shall become a party hereto as an Additional Stockholder (without the need for an amendment to this Agreement or the consent of any other party hereto) if the Company and such employee execute a counterpart signature page to this agreement (which counterpart signature page shall be kept in the Company’s records). The Company shall add the names of such Additional Stockholders to Schedule D.

(b) The Company will permit each additional purchaser of Series B Preferred Stock pursuant to the Series B Preferred Stock Purchase Agreement to become party to this Agreement as an Investor by signing a counterpart signature page to this Agreement (which counterpart signature page shall be kept in the Company’s records). The Company shall add the names of such additional Investors to Schedule A.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Voting Agreement as of the date first written above.

The Company:	VISTERRA, INC.

By:
Name:
Title:

Investors:

MERCK SHARP & DOHME CORP.

By:
Name:
Title:

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.			POLARIS VENTURE PARTNERS V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner		By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

	By:			By:
	Name:	William Bilodeau		Name:	William Bilodeau
	Title:	Attorney-in-Fact		Title:	Attorney-in-Fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.			POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner		By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

	By:			By:
	Name:	William Bilodeau		Name:	William Bilodeau
	Title:	Attorney-in-Fact		Title:	Attorney-in-Fact

[Signature Page to Fourth Amended and Restated Voting Agreement]

Investors (continued):

FLAGSHIP VENTURES FUND 2007, L.P.		FLAGSHIP VENTURES FUND IV, L.P.

By:	FLAGSHIP VENTURES GENERAL PARTNER L.L.C.	By:	FLAGSHIP VENTURES GENERAL PARTNER L.L.C.
Its:	General Partner	Its:	General Partner

By:		By:
Name:	Edwin Kania	Name:	Edwin Kania
Title:	Manager	Title:	Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By:	FLAGSHIP VENTURES GENERAL PARTNER L.L.C.
Its:	General Partner

By:
Name:	Edwin Kania
Title:	Manager

[Signature Page to Fourth Amended and Restated Voting Agreement]

Investors (continued):

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:
Name:
Title:

OMEGA CAMBRIDGE SPV, L.P. By: Omega Cambridge SPV GP, LLC its General Partner

By:
Name:
Title:	Manager

BILL & MELINDA GATES FOUNDATION

By:
Name:
Title:

David Arkowitz

BRIAN J G PEREIRA IRREVOCABLE TRUST

By:
Name:
Title:	Trustee

James Delaney

Alan L. Crane

[Signature Page to Fourth Amended and Restated Voting Agreement]

Investors (continued):

Brian J G Pereira

[Signature Page to Fourth Amended and Restated Voting Agreement]

Common Holders:

LUX VENTURES II, L.P. By: Lux Venture Partners II, L.P. its General Partner By: Lux Venture Associates II, LLC its General Partner By: Lux Capital Management, LLC its Sole Member		LUX VENTURES II SIDECAR, L.P. By: Lux Venture Partners II, L.P. its General Partner By: Lux Venture Associates II, LLC its General Partner By: Lux Capital Management, LLC its Sole Member

By:		By:
Name:	Robert Paull	Name:	Robert Paull
Title:	Managing Director	Title:	Managing Director

[Signature Page to Fourth Amended and Restated Voting Agreement]

Founders:	Alan L. Crane

Ram Sasisekharan

The Crane Family Irrevocable Trust – 2002

By:
	Name:	Howard R. Crane
	Title:	Trustee

Sasisekharan Family 2006 Irrevocable Trust

By:
	Name:	Kenneth S. Federman
	Title:	Trustee

Sasisekharan Parents 2006 Irrevocable Trust

By:
	Name:	Kenneth S. Federman
	Title:	Trustee

Narayanasami Parents 2006 Irrevocable Trust

By:
	Name:	Kenneth S. Federman
	Title:	Trustee

Mahesh Narayanasami

S. Raguram

[Signature Page to Fourth Amended and Restated Voting Agreement]

Schedule A

Investors

Alexandria Equities, LLC

385 E. Colorado Boulevard, Suite 299

Pasadena, CA 91101

Attention: Joel S. Marcus, Chief Executive Officer

Fax: 626-578-0770

David Arkowitz

627 Chestnut Street

Waban, MA 02468

Bill & Melinda Gates Foundation

P.O. Box 23350

Seattle, WA 98102

Attn: Chief Financial Officer

Fax: 206-494-7043

Brian J G Pereira

75 Arlington Street

Winchester, MA 01890

Brian J G Pereira Irrevocable Trust

75 Arlington Street

Winchester, MA 01890

Alan L. Crane

c/o Polaris Venture Partners V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

James Delaney

100 Memorial Drive, Apt. 5-2C

Cambridge, MA 02142

Flagship Ventures Fund 2007, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02457

Flagship Ventures Fund IV, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02457

A-1

Flagship Ventures Fund IV-Rx, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02457

Merck Sharp & Dohme Corp.

One Merck Drive

P.O. Box 100

Whitehouse Station, NJ 08889

Attn: Office of the Secretary

Fax: (908) 735-1214

Omega Cambridge SPV, L.P.

c/o Omega Fund Management (US) Inc.

545 Boylston Street, Suite 802

Boston, MA 02116

Polaris Venture Partners V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

Polaris Venture Partners Founders’ Fund V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

Polaris Venture Partners Special Founders’ Fund V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

A-2

Schedule B

Founders

Alan L. Crane

Ram Sasisekharan

Crane Family Irrevocable Trust – 2002

Narayanasami Parents 2006 Irrevocable Trust

Mahesh Narayanasami

Sasisekharan Family 2006 Irrevocable Trust

Sasisekharan Parents 2006 Irrevocable Trust

S. Raguram

B-1

Schedule C

Common Holders

Lux Ventures II, L.P.

c/o Lux Capital Management

140 East 45th Street, 30th Floor

New York, NY 10017

Lux Ventures II Sidecar, L.P.

c/o Lux Capital Management

140 East 45th Street, 30th Floor

New York, NY 10017

C-1

Schedule D

Additional Stockholders

None.

D-1

AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

This Amendment No. 1 to Fourth Amended and Restated Voting Agreement (“Amendment”), dated as of                     , 2014, amends that certain Fourth Amended and Restated Voting Agreement, dated as of May 15, 2014, by and among Visterra, Inc. (the “Company”), and the Investors, Founders and Common Holders named therein (the “Voting Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Voting Agreement.

WHEREAS, the Company, certain Investors, certain Founders, Certain Common Holders and certain other parties are entering into an Amended and Restated Series B Convertible Preferred Stock Purchase Agreement, of even date herewith (the “Series B Purchase Agreement”), providing for the sale and issuance by the Company of shares of its Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”) and shares of its Common Stock, and certain other matters; and

WHEREAS, (i) the Company, (ii) Founders, Common Holders and Additional Stockholders (taken together) holding at least seventy percent (70%) of the voting power of the shares of Common Stock then held by all of the Founders, Common Holders and Additional Stockholders, and (iii) Investors holding more than sixty percent (60%) of the voting power of the Shares then held by all of the Investors (collectively, the “Requisite Parties”) desire to modify the terms of the Voting Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned, constituting the Requisite Parties, hereby agree as follows:

1. Section 1.1(a). Section 1.1(a) of the Voting Agreement is hereby amended by replacing “seven (7)” with “eight (8).”

2. Section 1.1(b). Section 1.1(b) of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“elect eight (8) directors, including (i) one director designated by Polaris Venture Partners V, L.P. or an Affiliated Entity (as defined in Section 6.2), who shall initially be Kevin Bitterman (the “Polaris Director”); (ii) one director designated by Flagship, who shall initially be Edwin Kania (the “Flagship Director”); (iii) one director designated by Merck Sharp & Dohme Corp. (“Merck”) (the “Merck Director”); (iv) one director collectively designated by V-Sciences Investments Pte Ltd and Vertex USA Fund Pte. Ltd. (“Vertex”) (the “Vertex Director” and together with the Polaris Director, the Flagship Director and the Merck Director, the “Preferred Directors”)); (v) one director who shall be the Chief Executive Officer of the Company then in office, who shall initially be Brian Pereira (the “CEO Director”); (vi) two directors designated by the holders of at least 70% of the

Common Stock, who shall initially be Alan L. Crane and Ram Sasisekharan; and (vii) one outside director who is not otherwise an affiliate of the Company, any member of the Company’s management, or any Investor, who shall be designated by the mutual agreement of the other directors (the “Independent Director”).”

3. Section 1.4. Section 1.4 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“1.4 Approval by the Preferred Directors. For purposes of the Restated Certificate, the Series B Purchase Agreement, this Agreement, the By-laws, or any other agreement or instrument to which the Company is now or in the future becomes a party, references to any vote, consent, or approval required by or of the Preferred Directors shall mean (i) all of the Preferred Directors at such times as there are four (4) or fewer Preferred Directors sitting on the Company’s Board of Directors, (ii) four (4) of the Preferred Directors at such times as there are five (5) Preferred Directors sitting on the Company’s Board of Directors, and (iii) a majority of the Preferred Directors at such times as there are six (6) or more Preferred Directors (the “Requisite Preferred Directors”).”

4. Section 3. Section 3 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“3. Termination. This Agreement shall terminate in its entirety on the earliest to occur of (i) the closing of a Qualified IPO (as defined in the Restated Certificate); (ii) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger, consolidation or stock purchase (other than a transaction effected principally to change the domicile of the Company) pursuant to which stockholders of the Company (determined prior to such consolidation or merger) hold less than 50% of the voting equity of the surviving corporation; or (iii) the effective date of the conversion of all of the Preferred Stock.”

5. Section 11.1. Clause (i) of the definition of “Bring Along Event” in Section 11.1 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“(i) Investors holding more than seventy percent (70%) of the voting power of the Shares then held by all of the Investors, with each share of Seed Preferred Stock and Series A Preferred Stock having one vote per share and each share of Series B Preferred Stock having 1.25 votes per share for purposes of such vote (such approving holders, the “Bring-Along Holders”) and”

6. Section 12.3. Section 12.3 of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“If Merck has not designated its initial director pursuant to Section 1.1(b)(iii) or if the individual so designated is not an affiliate of Merck, then only until the earlier of such time as (i) any such designated Merck Director is not an affiliate of Merck, or (ii) Merck and its Affiliated Entities no longer hold 25% of the number of shares of Preferred Stock that they hold immediately following the Second Closing (as defined in the Series B Purchase Agreement), Janelle Anderson or another individual designated by Merck (such individual, the “Merck Observer”) shall be invited to attend all meetings of the Board of Directors in a non-voting observer capacity, and the Merck Observer shall have access to all information granted to any director in the capacity as a director of the Company; provided, however, that the Board, in its sole discretion, can exclude the Merck Observer from attendance at such meetings or access to such information if it determines, in good faith, that it is advisable due to potential conflicts of interest or to preserve the attorney-client privilege or for similar reasons. The Merck Observer agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by such Merck Observer in connection with the rights provided under this Agreement, in each case other than to Merck (including Merck’s employees, consultants and other staff) in connection with Merck’s monitoring its investment in the Company; provided, that Merck shall be subject to the same restrictions as the Merck Observer with respect to any confidential information provided to or learned by the Merck Observer in connection with the rights provided under this Agreement. For the avoidance of doubt, (i) if the individual initially designated by Merck as the Merck Director pursuant to Section 1.1(b)(iii) is an affiliate of Merck, then Merck shall not have the right to designate a Board observer pursuant to this Section 12.3, and (ii) if, following such individual’s appointment to the Board, the Merck Director becomes an affiliate of Merck, or Merck appoints a new Merck Director who is an affiliate of Merck, then Merck shall no longer have the right to designate a Board observer pursuant to this Section 12.3.”

7. Section 12.4. The following is inserted immediately following Section 12.3 of the Voting Agreement and shall be Section 12.4 of the Voting Agreement:

“12.4. Until such time as Vertex and its Affiliated Entities no longer hold 25% of the number of shares of Preferred Stock that they hold immediately following the Second Closing (as defined in the Series B Purchase Agreement), Vertex shall have the right to designate one individual (the “Vertex Observer”) who shall be invited to attend all meetings of the Board of Directors in a non-voting observer capacity, and the Vertex Observer shall have access to all information granted to any director in the capacity as a director of the Company; provided, however, that the Board, in its sole discretion, can exclude the Vertex Observer from attendance at such meetings or access to such information if it determines, in good faith, that it is advisable due to potential conflicts of interest or to preserve the attorney-client privilege or for similar reasons. The Vertex Observer agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by such Vertex Observer in connection with the rights provided under this Agreement, in each case other than to Vertex (including Vertex’s employees, consultants and other staff) in connection with Vertex’s monitoring its investment in the Company; provided, that Vertex shall be subject to the same restrictions as the Vertex Observer with respect to any confidential information provided to or learned by the Vertex Observer in connection with the rights provided under this Agreement.”

8. Section 15.5(iii). Section 15.5(iii) of the Voting Agreement is hereby deleted in its entirety and replaced with the following:

“Investors holding more than seventy percent (70%) of the voting power of the Shares then held by all of the Investors, with each share of Seed Preferred Stock and Series A Preferred Stock having one vote per share and each share of Series B Preferred Stock having 1.25 votes per share for purposes of such vote, and any such amendment, modification, termination or waiver shall be binding on all parties hereto, regardless of whether such party has consented thereto.”

9. Section 15.5(c). Subsection 15.5(c) is deleted in its entirety and replaced with the following:

“(c) the provisions of Section 1.1(b)(iii) may be amended and the observance of such Section 1.1(b)(iii) may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Merck;”

10. Section 15.5. The “and” immediately prior to Subsection 15.5(f) is hereby struck and the following is added to the end of Section 15.5 of the Voting Agreement:

“; and (g) the provisions of Section 12.4 may be amended and the observance of Section 12.4 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Vertex.”

11. Requisite Preferred Directors. The phrase “all of the Preferred Directors” in each of Section 1.3, Section 3(i) and subsection (ii) of the definition of Bring-Along Event in Section 11.1 of the Voting Agreement is hereby deleted and replaced in each instance with the phrase “the Requisite Preferred Directors”.

12. Entire Agreement. The Voting Agreement, as amended by this Amendment, together with the other writings referred to in the Voting Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

13. Effectiveness. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Voting Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Voting Agreement, shall mean and be a reference to the Voting Agreement, as amended hereby. Except as specifically amended above, the Voting Agreement shall remain in full force and effect and is hereby ratified and confirmed.

14. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware without regard to its principles of conflicts of laws.

15. Counterpart Signature Pages. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

The Company:		VISTERRA, INC.

By:
		Name:	Brian Pereira
		Title:	President and Chief Executive Officer

Investors:

MERCK SHARP & DOHME CORP.

By:
Name:
Title:

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.		POLARIS VENTURE PARTNERS V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C.	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
	its General Partner		its General Partner

By:		By:
Name:	William Bilodeau	Name:	William Bilodeau
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.		POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

By:		By:
Name:	William Bilodeau	Name:	William Bilodeau
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Voting Agreement]

Investors (continued):

FLAGSHIP VENTURES FUND 2007, L.P.		FLAGSHIP VENTURES FUND IV, L.P.

By:	FLAGSHIP VENTURES 2007 GENERAL PARTNER L.L.C. Its: General Partner	By:	FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C. Its: General Partner

By:		By:
Name:	Edwin Kania	Name:	Edwin Kania
Title:	Manager	Title:	Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By:	FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C. Its: General Partner

By:
Name:	Edwin Kania
Title:	Manager

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:
Name:
Title:

OMEGA CAMBRIDGE SPV, L.P.

By:	Omega Cambridge SPV GP, LLC
its General Partner

By:
Name:
Title:	Manager

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Voting Agreement]

Investors (continued):

BILL & MELINDA GATES FOUNDATION

By:
Name:
Title:

David Arkowitz

James Delaney

Alan L. Crane

Brian J G Pereira

BRIAN J G PEREIRA IRREVOCABLE TRUST

By:
Name:
Title:	Trustee

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Voting Agreement]

Common Holders:

LUX VENTURES II, L.P.		LUX VENTURES II SIDECAR, L.P.

By:	Lux Venture Partners II, L.P.	By:	Lux Venture Partners II, L.P.
Its:	General Partner	Its:	General Partner
By:	Lux Venture Associates II, LLC	By:	Lux Venture Associates II, LLC
Its:	General Partner	Its:	General Partner
By:	Lux Capital Management, LLC	By:	Lux Capital Management, LLC
Its:	Sole Member	Its:	Sole Member

By:		By:
Name:	Peter Hebert	Name:	Peter Hebert
Title:	Managing Director	Title:	Managing Director

Founders:

Alan L. Crane

Ram Sasisekharan

The Crane Family Irrevocable Trust – 2002

By:
		Name:	Howard R. Crane
		Title:	Trustee

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Voting Agreement]

Sasisekharan Family 2006 Irrevocable Trust		Sasisekharan Family 2006 Irrevocable Trust

By:		By:
Name:	S. Raguram	Name:	Kenneth S. Federman
Title:	Trustee	Title:	Trustee

Sasisekharan Parents 2006 Irrevocable Trust		Sasisekharan Parents 2006 Irrevocable Trust

By:		By:
Name:	V. Sasisekharan	Name:	Kenneth S. Federman
Title:	Trustee	Title:	Trustee

Narayanasami Parents 2006 Irrevocable Trust		Narayanasami Parents 2006 Irrevocable Trust

By:		By:
Name:	S. Raguram	Name:	Kenneth S. Federman
Title:	Trustee	Title:	Trustee

Mahesh Narayanasami

S. Raguram

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Voting Agreement]

EXHIBIT C

Form of Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement,

as amended by Amendment No. 1 thereto

FOURTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of May 15, 2014 (this “Agreement”), is made by and among Visterra, Inc., a Delaware corporation (the “Company”), each holder of the Company’s Seed Convertible Preferred Stock, $0.01 par value per share (“Seed Preferred Stock”), Series A Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), and Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Preferred Stock” and, together with the Seed Preferred Stock and the Series A Preferred Stock, the “Preferred Stock”) listed on Schedule A hereto (each individually, an “Investor” and collectively, the “Investors”); and the holders of shares of Common Stock, $0.0001 par value per share (the “Common Stock”) of the Company listed on Schedule B hereto (each individually, a “Founder” and collectively, the “Founders”).

WHEREAS, the Founders own shares of Common Stock.

WHEREAS, the Company, certain of the Investors and the Founders are parties to a Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated May 12, 2012, as amended by Amendment No. 1 thereto dated September 12, 2012 (as amended, the “Third Amended Agreement”).

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Series B Convertible Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”) providing for the sale of shares of Series B Preferred Stock. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Series B Purchase Agreement.

WHEREAS, in connection with the transactions contemplated by the Series B Purchase Agreement and to induce certain of the Investors to purchase shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement, the Company, the Investors and the Founders have agreed to amend and restate the Third Amended Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Additional Stockholders” shall mean the stockholders of the Company who are added as parties to this Agreement pursuant to Section 10.9(a) hereof and thereafter listed on Schedule C hereto.

1.2 “Immediate Family” shall mean any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, uncle, aunt, niece, nephew, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

1.3 “Shares” shall mean and include all Stock now owned or hereafter acquired by any Stockholder.

1.4 “Stock” shall mean and include: all shares of Common Stock and any evidences of indebtedness, shares of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock (“Convertible Securities”), including the Preferred Stock; any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (“Options”); and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock, Convertible Securities or Options (whether by way of stock split, stock dividend, combination of shares, reclassification, recapitalization, reorganization, or any other means).

1.5 “Stockholders” shall mean the Investors, Additional Stockholders and Founders.

In addition, for purposes of all calculations and notices under this Agreement, and all other provisions of this Agreement where the context permits, the Stock owned by a Founder or Additional Stockholder shall be deemed to include any Stock held by such Founder or Additional Stockholder which is subject to one or more other agreements between the Company, on the one hand, and such Founder or Additional Stockholder, on the other hand, granting the Company the right to repurchase such Stock or otherwise restricting such Founder’s or Additional Stockholder’s right to transfer such Stock (the “Other Stock Restriction Agreements”). Notwithstanding the foregoing, nothing in this Agreement shall be deemed to authorize a Founder or Additional Stockholder to transfer any Shares in violation of the terms of any Other Stock Restriction Agreement and the Company reserves all of its rights under such agreements.

2. Restrictions on Transfer.

2.1 Any sale, assignment, transfer, gift or other disposition, whether voluntarily or by operation of law (collectively, “Transfer”), of any of the Shares by a Founder or Additional Stockholder, other than according to the terms of this Agreement, shall be null and void and shall transfer no right, title, or interest in or to any of such Shares to the purported transferee.

2.2 An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of the Company and maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

2.3 Each Founder and Additional Stockholder agrees to present the certificates representing the Shares presently owned or hereafter acquired by him to the Secretary of the Company and cause the Secretary to stamp on the certificate in a prominent manner the following legend:

The sale or other disposition of any of the securities represented by this certificate is restricted by a Right of First Refusal and Co Sale Agreement, as amended from time to time, by and among the registered owner of this certificate, the Company and certain other stockholders of the Company.

The Company will furnish a copy of this agreement to the holder hereof without charge upon written request.

2.4 Each Founder and Additional Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 2.3 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

3. Transfers Not Subject to Restrictions.

3.1 Subject to the provisions of Section 3.2, the Company’s and the Investors’ rights of first refusal and the Investors’ right of co-sale described in Sections 5 through 7 shall not apply to: (1) in the case of a Founder or an Additional Stockholder who is a natural person, (i) any Transfer of Shares by such Founder or Additional Stockholder by gift or bequest or through inheritance to, or for the benefit of, any member or members of such Founder’s or Additional Stockholder’s or such Founder’s or Additional Stockholder’s spouse’s Immediate Family or (ii) any Transfer of Shares by such Founder or Additional Stockholder to a trust (A) in respect of which such Founder or Additional Stockholder serves as trustee, provided that the trust instrument governing such trust shall provide that such Founder or Additional Stockholder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement or (B) for the benefit solely of any member or members of such Founder’s or Additional Stockholder’s or such Founder’s or Additional Stockholder’s spouse’s Immediate Family; (2) in the case of all Founders, any Transfer of Shares to the Company or with respect to Transfers of up to an aggregate of up to 10% of the Shares held by a Founder as of the date such Founder first became party to this Agreement (or a prior version of this Agreement) and (3) in the case of all Additional Stockholders, any Transfer of Shares to the Company or with respect to Transfers of up to an aggregate of up to 10% of the Shares held by an Additional Stockholder as of the date such Additional Stockholder first became party to this Agreement.

3.2 In the event of any Transfer described in clauses (1)(i) or (1)(ii) of Section 3.1, the transferee of the Shares shall hold the Shares so acquired subject to all the restrictions imposed by this Agreement and shall be deemed a Founder or Additional Stockholder, as applicable, for all purposes hereof, and as a condition precedent to the validity of such Transfer, any such transferee must execute and deliver to the Company a written instrument agreeing to be bound by the provisions of this Agreement.

4. Offer of Transfer; Notice of Proposed Transfer. If a Founder or Additional Stockholder desires to Transfer any of his or her Shares, or any interest in such Shares, in any transaction other than pursuant to Section 3 of this Agreement, such Founder or Additional Stockholder (a “Selling Founder” or “Selling Additional Stockholder”) shall first (i) deliver written notice of his or her desire to do so (the “Notice”) to the Company and each Investor, in the manner prescribed in Section 10.4 of this Agreement. The Notice must specify: (i) the name and address of the party to which the Selling Founder or Selling Additional Stockholder proposes to Transfer the Shares or an interest in the Shares (the “Offeror”), (ii) the number of Shares the Selling Founder or Selling Additional Stockholder proposes to Transfer (the “Offered Shares”),

(iii) the consideration per Share to be delivered to the Selling Founder or Selling Additional Stockholder for the proposed Transfer, and (iv) all other material terms and conditions of the proposed transaction.

5. Company’s First Refusal Right.

5.1 Subject to Section 7.1, the Company shall have the option to purchase all or any part of the Offered Shares for the consideration per Share and on the terms and conditions specified in the Notice (the “First Refusal Right”). This First Refusal Right shall supersede any similar right granted to the Company in any prior agreement to the extent such similar right is then in effect and to the extent such similar right conflicts with the First Refusal Right. The Company must exercise its First Refusal Right no later than 15 days after such Notice is deemed under Section 10.4 hereof to have been delivered to it by written notice to the Selling Founder or Selling Additional Stockholder.

5.2 In the event the Company does not exercise its First Refusal Right within such 15 day period (the “First Refusal Period”) with respect to all of the Offered Shares, the Company shall, by the last day of such period, give written notice (the “Investor Notice”) of that fact to the Investors, Founders and Additional Stockholders. The Investor Notice shall specify the number of Offered Shares not purchased by the Company (the “Remaining Shares”).

5.3 In the event the Company duly exercises its First Refusal Right to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company on the later of (i) the date five days after the expiration of the First Refusal Period and (ii) the date that the Investors consummate their purchase of Remaining Shares under Section 6.3 hereof.

5.4 To the extent that the consideration proposed to be paid by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company and/or Investors exercising their first refusal rights under Section 5 and Section 6 hereof may consist of cash equal to the value of such property, as determined in good faith by agreement of the Selling Founder or Selling Additional Stockholder, the Company and/or the Investors acquiring such Offered Shares; provided, however, that if the parties to any such sale of Offered Shares cannot agree on the value of such property, the value shall be determined by an appraiser mutually acceptable to such parties and the cost of the appraisal shall be borne equally by such parties.

5.5 If the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Offered Shares specified in the Notice, the Selling Founder or Selling Additional Stockholder shall have the option, exercisable by written notice to the Company delivered within sixty (60) days after the date of the Notice, to effect the sale of the Offered Shares pursuant to one of the following alternatives:

(a) sale or other disposition of all the Offered Shares to the Investors (if the Investors exercise their Secondary Refusal Right (as defined below)) or the Offeror(s) (if the Investors do not exercise their Secondary Refusal Right) identified in the Notice, but in full compliance with the requirements of Section 6 and Section 7, as if the Company did not exercise the First Refusal Right hereunder; or

(b) sale to the Company (or its assignees) of the portion of the Offered Shares that the Company (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of this Agreement.

The failure of the Selling Founder or Selling Additional Stockholder to deliver timely notification to the Company under this Section 5.5 shall be deemed to be an election by the Selling Founder of Selling Additional Stockholder to sell the Offered Shares pursuant to alternative (a) above.

6. Investors’ Secondary Refusal Right.

6.1 Subject to Section 7.1, each Investor shall have an option, exercisable for a period of 15 days from the date of delivery of the Investor Notice, to purchase his or its Pro Rata Share (as defined below) of the Remaining Shares for the consideration per Share and on the terms and conditions set forth in the Notice (the “Secondary Refusal Right”). The Secondary Refusal Right shall be exercised by delivery by such Investor of written notice to the Secretary of the Company. Alternatively, each Investor may, within the same 15 day period, notify the Secretary of the Company of its desire to participate in the sale of the Shares on the terms set forth in the Notice, and the number of Shares it wishes to sell. For the purposes of this Agreement, the term “Pro Rata Share” shall mean that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of Offered Shares covered by the Notice (less any Offered Shares purchased by the Company pursuant to its First Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Stock owned by the Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Stock owned by all Investors at the time of the sale or transfer.

6.2 In the event the Secondary Refusal Right has been exercised by the Investors with respect to some but not all of the Remaining Shares, those Investors who have exercised their Secondary Refusal Rights within the 15 day period specified in Section 6.1 shall have an additional option (the “Overallotment Option”), for a period of five days next succeeding the expiration of such 15 day period, to purchase all or any part of the balance of such Remaining Shares on the terms and conditions set forth in the Notice, which Overallotment Option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Investors that choose to exercise the Overallotment Option for a total number of Remaining Shares in excess of the number available, each such Investor shall be allocated its Overallotment Pro Rata Share. The term “Overallotment Pro Rata Share” with respect to such Investor shall mean that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of Offered Shares not already purchased by the Company and the Investors by (ii) a fraction, the numerator of which is the number of shares of Stock owned by such Investor exercising her, her, or its Secondary Refusal Right at the time of the sale or transfer and the denominator of which is the total number of shares of Stock owned by all Investors exercising their Secondary Refusal Rights at the time of the sale or transfer. Each Investor exercising its Secondary Refusal Rights shall be entitled to apportion shares to be purchased among its partners and affiliates (including, in the case of a venture capital fund, other venture capital funds affiliated with such fund), provided that such Investor notifies the Selling Founder and the Company of such allocation.

6.3 If the options to purchase the Remaining Shares are exercised in full by the Investors, the Company shall immediately notify all of the exercising Investors of that fact. The closing of the purchase of the Remaining Shares shall take place at the offices of the Company no later than five days after the date of such notice to the Investors.

7. Failure to Fully Exercise First and Secondary Refusal Rights; Co Sale Right.

7.1 If a Selling Founder or Selling Additional Stockholder proposes to sell any shares of Stock (i) as to which the Company either waived or failed to fully exercise its First Refusal Right with respect to such shares and (ii) that have not been purchased by the Investors pursuant to the Secondary Refusal Right, then such Selling Founder or Selling Additional Stockholder promptly shall give written notice (the “Sale Notice”) to the Company and the Investors at least twenty (20) days prior to the closing of such proposed sale. The Investors shall have the right, exercisable by written notice to the Selling Founder or Selling Additional Stockholder within ten (10) days after deemed delivery of the Sale Notice pursuant to Section 10.4 hereof, to participate (as a seller) in such sale of Stock on the same terms and conditions and as set forth in this Section 7 (each Investor that exercises its right to participate in such sale, a “Participating Investor”). The Company shall promptly, on expiration of the periods during which the Company and the Investors may exercise their First Refusal Right and Second Refusal Right, respectively, notify the Selling Founder or Selling Additional Stockholder of the aggregate number of Shares the Participating Investors wish to sell (the “Option Period”). The Selling Founder or Selling Additional Stockholder shall use his or her best efforts to interest the Offeror in purchasing, in addition to the Offered Shares, the Shares the Participating Investors wish to sell. If the Offeror does not wish to purchase all of the Shares made available by the Selling Founder or Selling Additional Stockholder and the Participating Investors, then each Participating Investor and the Selling Founder or Selling Additional Stockholder shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice, a portion of the Shares being sold to the Offeror, in the same proportion as such Selling Founder or Selling Additional Stockholder or Participating Investor’s ownership of Shares bears to the aggregate number of Shares owned by the Selling Founder or Selling Additional Stockholder and the Participating Investors. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

7.2 If the Participating Investors do not elect to sell the full number of Shares which they are entitled to sell pursuant to Section 7.1, the Selling Founder or Selling Additional Stockholder shall be entitled to sell to the Offeror, according to the terms set forth in the Notice, that number of his or her own Shares which equals the difference between the number of Shares desired to be purchased by the Offeror and the number of Shares the Participating Investors are entitled to sell pursuant to Section 7.1. If the Selling Founder or Selling Additional Stockholder wishes to Transfer any such Shares at a price per Share which differs from that set forth in the Notice, upon terms different from those previously offered to the Company and the Investors, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares must first be offered to the Company and the Investors on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

7.3 The proceeds of any sale made by the Selling Founder or Selling Additional Stockholder without compliance with the provisions of this Section 7 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Investors if the Selling Founder or Selling Additional Stockholder had complied with this Agreement.

8. Termination of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the closing of the Company’s initial public offering pursuant to an effective registration statement if such offering has been approved by the Company’s Board of Directors, including all of the Preferred Directors (as defined in the Company’s Certificate of Incorporation, as amended), (ii) the closing of a merger, consolidation or similar transaction as described in Article Fourth, Section 3.2(e) of the Company’s Certificate of Incorporation, as amended, and (iii) the effective date of the conversion of all of the Preferred Stock into Common Stock.

9. Transfers.

(a) This Agreement, and the rights and obligations of an Investor hereunder, may be assigned by such Investor to any person or entity which acquires at least 25% of the shares of Preferred Stock held by such Investor, and such transferee shall be deemed an “Investor” for purposes of this Agreement; provided, that, the Company must be furnished with written notice of such assignment and the transferee must agree in writing to be bound by the terms and conditions set forth herein.

(b) Notwithstanding anything to the contrary herein, any Investor which is a partnership, limited liability company, corporation, or foundation may transfer rights granted to such Investor hereunder to any partner or member thereof, or any entity that controls, or is controlled by, or is under common control with, such Investor (an “Affiliated Entity”) to whom Shares are transferred and who delivers to the Company a written instrument in accordance with subparagraph (a) above. In the event of such transfer, such Affiliated Entity shall be deemed an Investor, for purposes of this Section 9 and may again transfer such rights to any other person or entity which acquires Shares from such partner or member in accordance with, and subject to, the provisions of this Section 9.

10. General.

10.1 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

10.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company, the Investors, the Founders and the Additional Stockholders shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of laws.

10.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties as follows:

(i)	If to the Company:

Visterra, Inc.

One Kendall Square, Suite B3301

Cambridge, MA 02139

Attn: Brian Pereira

Fax: (617) 498-1073

with a copy to:

Lia Der Marderosian, Esq.

WilmerHale LLP

60 State Street

Boston, MA 02109

Fax: (617) 526-5000

(ii)	If to an Investor, at its address set forth in Schedule A hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Investor;

(iii)	If to a Founder, at the Company or at such other address or addresses as may have been furnished to the other parties hereto in writing by such Founder; and

(iv)	If to an Additional Stockholder, at his or her address set forth in Schedule C hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Additional Stockholder; and

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

10.5 Complete Agreement; Amendments. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, of the parties hereto relating to such subject matter. The Third Amended Agreement is hereby amended and restated in its entirety and shall be of no further force or effect. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by (i) the Company, (ii) Founders and Additional Stockholders (taken together) holding at least seventy percent (70%) of the voting power of the Shares then restricted by this Agreement, and (iii) Investors holding more than sixty percent (60%) of the voting power of the Stock then held by all Investors and any such amendment, modification, termination or waiver shall be binding on all parties hereto, regardless of whether such party has consented thereto.

10.6 Aggregation. All Shares held or acquired by an Investor which is a partnership or a limited liability company shall be aggregated with Shares held or acquired by any of Affiliated Entity thereof for purposes of determining the availability of any rights under this Agreement, and the exercise of any such rights may be allocated among such Affiliated Entities in such manner as those Affiliated Entities shall determine.

10.7 Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

10.8 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

10.9 Additional Parties.

(a) In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee, and the Company desires to make such employee a party to this Agreement as an Additional Stockholder, such employee shall become a party hereto as an Additional Stockholder (without the need for an amendment to this Agreement or the consent of any other party hereto) if the Company and such employee execute a counterpart signature page to this Agreement (which counterpart signature page shall be kept in the Company’s records). The Company shall add the names of such Additional Stockholders to Schedule C.

(b) The Company shall permit each additional purchaser of Series B Preferred Stock pursuant to the Series B Purchase Agreement to become party to this Agreement as an Investor by signing a counterpart signature page to this Agreement (which counterpart signature page shall be kept in the Company’s records). The Company shall add the names of such additional investors to Schedule A.

10.10 Side Letter. In the event of a conflict between any of the provisions of this Agreement and the provisions of that certain letter agreement (as amended from time to time, the “Letter Agreement”), dated on or about November 7, 2013, between the Company and the Bill & Melinda Gates Foundation, the parties hereto agree that the terms of the Letter Agreement shall control.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

VISTERRA, INC.

By:
Name:
Title:

Investors:

MERCK SHARP & DOHME CORP.

By:
Name:
Title:

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.			POLARIS VENTURE PARTNERS V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner		By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

	By:			By:
	Name:	William Bilodeau		Name:	William Bilodeau
	Title:	Attorney-in-Fact		Title:	Attorney-in-Fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.			POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner		By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

	By:			By:
	Name:	William Bilodeau		Name:	William Bilodeau
	Title:	Attorney-in-Fact		Title:	Attorney-in-Fact

Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

Investors (continued):

FLAGSHIP VENTURES FUND 2007, L.P.		FLAGSHIP VENTURES FUND IV, L.P.

By:	FLAGSHIP VENTURES GENERAL PARTNER L.L.C.	By:	FLAGSHIP VENTURES GENERAL PARTNER L.L.C.
Its:	General Partner	Its:	General Partner

By:		By:
Name:	Edwin Kania	Name:	Edwin Kania
Title:	Manager	Title:	Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By:	FLAGSHIP VENTURES GENERAL PARTNER L.L.C.
Its:	General Partner

By:
Name:	Edwin Kania
Title:	Manager

Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

Investors (continued):

ALEXANDRIA EQUITIES, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:
Name:
Title:

OMEGA CAMBRIDGE SPV, L.P.
By: Omega Cambridge SPV GP, LLC
its General Partner

By:
Name:
Title:	Manager

BILL & MELINDA GATES FOUNDATION

By:
Name:
Title:

David Arkowitz

BRIAN J G PEREIRA IRREVOCABLE TRUST

By:
Name:
Title:	Trustee

James Delaney

Alan L. Crane

Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

Investors (continued):

Brian J G Pereira

Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

Founders:
Alan L. Crane

Ram Sasisekharan

The Crane Family Irrevocable Trust – 2002

By:
	Name:	Howard R. Crane
	Title:	Trustee

Sasisekharan Family 2006 Irrevocable Trust

By:
	Name:	Kenneth S. Federman
	Title:	Trustee

Sasisekharan Parents 2006 Irrevocable Trust

By:
	Name:	Kenneth S. Federman
	Title:	Trustee

Narayanasami Parents 2006 Irrevocable Trust

By:
	Name:	Kenneth S. Federman
	Title:	Trustee

Mahesh Narayanasami

S. Raguram

Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement

Schedule A

Investors

Alexandria Equities, LLC

385 E. Colorado Boulevard, Suite 299

Pasadena, CA 91101

Attention: Joel S. Marcus, Chief Executive Officer

Fax: 626-578-0770

David Arkowitz

627 Chestnut Street

Waban, MA 02468

Bill & Melinda Gates Foundation

P.O. Box 23350

Seattle, WA 98102

Attn: Chief Financial Officer

Fax: 206-494-7043

Brian J G Pereira

75 Arlington Street

Winchester, MA 01890

Brian J G Pereira Irrevocable Trust

75 Arlington Street

Winchester, MA 01890

Alan L. Crane

c/o Polaris Venture Partners V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

James Delaney

100 Memorial Drive, Apt. 5-2C

Cambridge, MA 02142

Flagship Ventures Fund 2007, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02457

Flagship Ventures Fund IV, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02457

A-1

Flagship Ventures Fund IV-Rx, L.P.

One Memorial Drive

7th Floor

Cambridge, MA 02457

Merck Sharp & Dohme Corp.

One Merck Drive

P.O. Box 100

Whitehouse Station, NJ 08889

Attn: Office of the Secretary

Fax: (908) 735-1214

Omega Cambridge SPV, L.P.

c/o Omega Fund Management (US) Inc.

545 Boylston Street, Suite 802

Boston, MA 02116

Polaris Venture Partners V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

Polaris Venture Partners Founders’ Fund V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

Polaris Venture Partners Special Founders’ Fund V, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3350

Waltham, MA 02457

Attention: William E. Bilodeau

Fax: 781.290.0880

A-2

Schedule B

Founders

Alan L. Crane

Ram Sasisekharan

Crane Family Irrevocable Trust – 2002

Narayanasami Parents 2006 Irrevocable Trust

Mahesh Narayanasami

Sasisekharan Family 2006 Irrevocable Trust

Sasisekharan Parents 2006 Irrevocable Trust

S. Raguram

B-1

Schedule C

Additional Stockholders

None.

C-1

AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Amendment No. 1 to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement (“Amendment”), dated as of                     , 2014, amends that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 15, 2014, by and among Visterra, Inc. (the “Company”), and the Investors and Founders named therein (the “ROFR Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the ROFR Agreement.

WHEREAS, the Company, certain Investors, certain Founders and certain other parties are entering into an Amended and Restated Series B Convertible Preferred Stock Purchase Agreement, of even date herewith (the “Series B Preferred Stock Purchase Agreement”), providing for the sale and issuance by the Company of shares of its Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and shares of its Common Stock and certain other matters; and

WHEREAS, (i) the Company, (ii) Founders and Additional Stockholders (taken together) holding at least seventy percent (70%) of the voting power of the Shares then restricted by the ROFR Agreement, and (iii) Investors holding more than sixty percent (60%) of the voting power of the Stock then held by all of the Investors (collectively, the “Requisite Parties”) desire to modify the terms of the ROFR Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned, constituting the Requisite Parties, hereby agree as follows:

1. Section 6. Section 6 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6. Investors’ Secondary Refusal Right.

6.1 Subject to Section 7.1, each Investor shall have an option, exercisable for a period of 15 days from the date of delivery of the Investor Notice, to purchase his or its Pro Rata Share (as defined below) of the Remaining Shares for the consideration per Share and on the terms and conditions set forth in the Notice (the “Secondary Refusal Right”). The Secondary Refusal Right shall be exercised by delivery by such Investor of written notice to the Secretary of the Company. Alternatively, each Investor may, within the same 15 day period, notify the Secretary of the Company of its desire to participate in the sale of the Shares on the terms set forth in the Notice, and the number of Shares it wishes to sell, which right shall be governed by Section 7. For the purposes of this Agreement, the term “Pro Rata Share” shall mean that number of shares of

Common Stock equal to the product obtained by multiplying (i) the aggregate number of Offered Shares covered by the Notice (less any Offered Shares purchased by the Company pursuant to its First Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Stock owned by the Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Stock owned by all Investors at the time of the sale or transfer.

6.2 In the event the Secondary Refusal Right has been exercised by the Investors with respect to some but not all of the Remaining Shares, those Investors who have exercised their Secondary Refusal Rights within the 15 day period specified in Section 6.1 shall have an additional option (the “Overallotment Option”), for a period of five days next succeeding the expiration of such 15 day period, to purchase all or any part of the balance of such Remaining Shares on the terms and conditions set forth in the Notice, which Overallotment Option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Investors that choose to exercise the Overallotment Option for a total number of Remaining Shares in excess of the number available, each such Investor shall be allocated its Overallotment Pro Rata Share. The term “Overallotment Pro Rata Share” with respect to such Investor shall mean that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of Offered Shares not already purchased by the Company and the Investors by (ii) a fraction, the numerator of which is the number of shares of Stock owned by such Investor exercising her, her, or its Secondary Refusal Right at the time of the sale or transfer and the denominator of which is the total number of shares of Stock owned by all Investors exercising their Secondary Refusal Rights at the time of the sale or transfer. Each Investor exercising its Secondary Refusal Rights shall be entitled to apportion shares to be purchased among its partners, parents, subsidiaries, or affiliates (including, in the case of a venture capital fund, other venture capital funds that are Affiliated Entities with such fund), provided that such Investor notifies the Selling Founder and the Company of such allocation.

6.3 If the options to purchase the Remaining Shares are exercised in full by the Investors, the Company shall immediately notify all of the exercising Investors of that fact. The closing of the purchase of the Remaining Shares shall take place at the offices of the Company no later than five days after the date of such notice to the Investors.”

2. Section 8. Section 8 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

“8. Termination of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the closing of a Qualified IPO (as defined in the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”)), (ii) the closing of a merger, consolidation or similar transaction as described in Article Fourth, Section 3.2(d) of the Restated Certificate, and (iii) the effective date of the conversion of all of the Preferred Stock into Common Stock.”

3. Section 10.5(iii). Section 10.5(iii) of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

“Investors holding more than seventy percent (70%) of the voting power of the Stock then held by all of the Investors, with each share of Seed Preferred Stock and Series A Preferred Stock having one vote per share and each share of Series B Preferred Stock having 1.25 votes per share for purposes of such vote, and any such amendment, modification, termination or waiver shall be binding on all parties hereto, regardless of whether such party has consented thereto.”

4. Section 10.6. Section 10.6 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

“Section 10.6 Complete Agreement; Amendments. All Shares held or acquired by an Investor that is an entity shall be aggregated with Shares held or acquired by any Affiliated Entity thereof for purposes of determining the availability of any rights under this Agreement, and the exercise of any such rights may be allocated among such Affiliated Entities in such manner as those Affiliated Entities shall determine.”

5. Entire Agreement. The ROFR Agreement, as amended by this Amendment, together with the other writings referred to in the ROFR Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

6. Effectiveness. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the ROFR Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the ROFR Agreement, shall mean and be a reference to the ROFR Agreement, as amended hereby. Except as specifically amended above, the ROFR Agreement shall remain in full force and effect and is hereby ratified and confirmed.

7. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware without regard to its principles of conflicts of laws.

8. Counterpart Signature Pages. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

The Company:		VISTERRA, INC.

By:
		Name:	Brian Pereira
		Title:	President and Chief Executive Officer
Investors:

MERCK SHARP & DOHME CORP.

By:
Name:
Title:

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.		POLARIS VENTURE PARTNERS V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

By:		By:
Name:	William Bilodeau	Name:	William Bilodeau
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.		POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner	By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. its General Partner

By:		By:
Name:	William Bilodeau	Name:	William Bilodeau
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

[Signature Page to Amendment No. 1 to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

Investors (continued):

FLAGSHIP VENTURES FUND 2007, L.P.		FLAGSHIP VENTURES FUND IV, L.P.

By:	FLAGSHIP VENTURES 2007 GENERAL PARTNER L.L.C.	By:	FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C.
	Its: General Partner		Its: General Partner

By:		By:
Name:	Edwin Kania	Name:	Edwin Kania
Title:	Manager	Title:	Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By:	FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C.
Its: General Partner

By:
Name:	Edwin Kania
Title:	Manager

[Signature Page to Amendment No. 1 to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

Investors (continued):

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation, managing member

By:
Name:
Title:

OMEGA CAMBRIDGE SPV, L.P.

By:	Omega Cambridge SPV GP, LLC
its General Partner

By:
Name:
Title:	Manager

BILL & MELINDA GATES FOUNDATION

By:
Name:
Title:

David Arkowitz

James Delaney

Alan L. Crane

[Signature Page to Amendment No. 1 to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

Investors (continued):

Brian J G Pereira

BRIAN J G PEREIRA IRREVOCABLE TRUST

By:
Name:
Title:	Trustee

[Signature Page to Amendment No. 1 to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

Founders:
Alan L. Crane

Ram Sasisekharan

The Crane Family Irrevocable Trust – 2002

By:
		Name:	Howard R. Crane
		Title:	Trustee

Sasisekharan Family 2006 Irrevocable Trust		Sasisekharan Family 2006 Irrevocable Trust

By:		By:
Name:	S. Raguram	Name:	Kenneth S. Federman
Title:	Trustee	Title:	Trustee

Sasisekharan Parents 2006 Irrevocable Trust		Sasisekharan Parents 2006 Irrevocable Trust

By:		By:
Name:	V. Sasisekharan	Name:	Kenneth S. Federman
Title:	Trustee	Title:	Trustee

Narayanasami Parents 2006 Irrevocable Trust		Narayanasami Parents 2006 Irrevocable Trust

By:		By:
Name:	S. Raguram	Name:	Kenneth S. Federman
Title:	Trustee	Title:	Trustee

Mahesh Narayanasami

S. Raguram

[Signature Page to Amendment No. 1 to

Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

EXHIBIT D

Form of Proprietary Information and Inventions Agreement

INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made by and between Visterra, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and [insert employee name] (the “Employee”).

In consideration of the employment or the continued employment of the Employee by the Company and the issuance of stock options to the Employee on or about the date hereof, the Company and the Employee agree as follows:

1.	Condition of Employment.

The Employee acknowledges that his/her employment, the continuance of that employment with the Company, and the issuance of stock options to the Employee on or about the date hereof are contingent upon his/her agreement to sign and adhere to the provisions of this Agreement. The Employee further acknowledges that the nature of the Company’s business is such that protection of its proprietary and confidential information is critical to the business’ survival and success.

2.	Proprietary and Confidential Information.

(a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, chemical compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an executive officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee. While employed by the Company, the Employee will use the Employee’s best efforts to prevent unauthorized publication or disclosure of any of the Company’s Proprietary Information.

(b) The Employee agrees that all disks, files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible or intangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company and shall not be copied or removed from the Company premises

Visterra Invention and Non-Disclosure Agreement

except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination or cessation of his/her employment for any reason. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligations with regard to Proprietary Information, which are set forth in paragraphs 2(a) and 2(b) above, also extend to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

3.	Developments.

(a) The Employee will make full and prompt disclosure to the Company of all discoveries, inventions, improvements, enhancements, processes, methods, techniques, developments, software, and works of authorship or other creative works, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 3(b) shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by the Company and which are made and conceived by the Employee not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as

Visterra Invention and Non-Disclosure Agreement

his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

4.	Other Agreements.

The Employee represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

5.	United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

6.	Miscellaneous.

(a) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement will cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement without posting a bond and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(b) Obligations to Third Parties. The Employee acknowledges and represents that this Agreement and the Employee’s employment with the Company will not violate any continuing obligation the Employee has to any former employer or other third party.

(c) Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the

Visterra Invention and Non-Disclosure Agreement

Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

(d) Not Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(g) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(h) Governing Law, Forum and Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(i) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(j) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

Visterra Invention and Non-Disclosure Agreement

(k) Return of Property. Upon termination or cessation of the Employee’s employment with the Company for any reason or at the Company’s request, the Employee agrees to return to the Company any and all property of the Company’s in the Employee’s possession, custody or control, including, but not limited to, all keys, files, records, and equipment (including, but not limited to, computer hardware, software, printers, wireless handheld devices, cellular phones, etc.).

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS our hands and seals:

VISTERRA, INC.

Date:	By:
[insert name and title]

[EMPLOYEE NAME]

Date:	(Signature)

EXHIBIT E

Form of Legal Opinion

EXHIBIT F

Form of Indemnification Agreement

DIRECTOR INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of                         , 2014, by and between VISTERRA, INC., a Delaware corporation (the “Company”), and                                  (the “Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors on the Company’s Board of Directors and to indemnify its directors so as to provide them with the maximum protection permitted by law.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Certificate of Incorporation of the Company requires indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director of the Company and other good and valuable consideration, Company and Indemnitee hereby agree as follows:

1. Indemnification. The Company shall indemnify, defend, and hold harmless Indemnitee from and against, and shall compensate and reimburse Indemnitee for, any Damages (as defined below) that are directly or indirectly suffered or incurred by Indemnitee as a result of, or are directly or indirectly connected with, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which Indemnitee is or was a party, or is threatened to be made a party, by reason of, or arising directly or indirectly from, the fact that Indemnitee is or was a member of the Company’s Board or the board of directors of any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee in his role as a member of the Company’s Board or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of the Company or of another corporation, partnership, joint venture, trust or other enterprise, provided however, that the Company shall not be obligated to indemnify Indemnitee under this Section 1: (1) if the Company can demonstrate that Indemnitee acted in bad faith and in a manner Indemnitee could not reasonably have believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that Indemnitee had no reasonable cause to believe Indemnitee’s conduct was lawful; or (2) in an action by or in the right of the Company, for any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of any duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (iii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. “Damages” shall include any loss, damage, injury, liability, claim, demand, settlement, judgement, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1 hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined such expenses were not reasonable or that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Secretary of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) Procedure. Any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest on any significant issue between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3. Additional Indemnification Rights; Nonexclusivity; Primacy of Indemnification.

(a) Scope. Notwithstanding any other provisions of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, Delaware law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or otherwise covered proceeding.

(c) Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by other entities with which Indemnitee is affiliated and certain of its affiliates (collectively, the “Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary); (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Indemnitors; and (iii) that it irrevocably waives, relinquishes and releases the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Indemnitors are express third party beneficiaries of the terms of this Section 3(c).

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5. Indemnification of an Entity. If (i) Indemnitee is or was affiliated with one or more entities that has invested in the Company (each an “Entity”), (ii) an Entity is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, and (iii) the Entity’s involvement in such matter is (A) directly or indirectly related to Indemnitee’s service to the Company as a director of the Company or (B) based in whole or in part on facts and circumstances that are the basis for any Proceeding against the Indemnitee, then the Entity shall be entitled to all of the indemnification rights and remedies under this Agreement to the same extent as Indemnitee; provided, however, that (x) any such indemnification shall be subject to the same limitations as set forth in Section 1 or otherwise herein; and (y) no such indemnification shall be available to any Entity (or affiliate) in the event that Indemnitee shall not be entitled to indemnification in the same or any related action or proceeding. The terms of this Agreement as they relate to procedures for indemnification of Indemnitee shall apply to any such indemnification of Entity and its affiliates. The provisions of this Section 5 are intended for the benefit of, and are enforceable by, each Entity and are in addition to, and not in substitution of, any other rights that may be available to an Entity under applicable law or otherwise.

6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers or other advisors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or to advance expenses in connection with any claim made against Indemnitee:

(a) Excluded Acts. Any acts or omissions or transactions from which a director may not be relieved of liability under Delaware Law;

(b) Claims Initiated by Indemnitee. With respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

(c) Lack of Good Faith. For any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

(d) Claims Under Section 16(b). For expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(e) Insurance Payments. To the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy of the Company, and in the event the Company makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee will promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement; or

(f) Judicial Determination. In connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable in the performance of his duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

9. Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for under Delaware law, such provisions shall not be effective unless and until the Company’s

Certificate of Incorporation authorizes such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page.

10. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail, properly addressed with postage prepaid, on the third business day after the date postmarked; otherwise a notice shall be deemed duly given when such notice shall be actually received by the addressee. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGREED TO AND ACCEPTED

INDEMNITEE:		COMPANY:

	By:	Brian Pereira
	Title:	President and Chief Executive Officer
Address:	Address:

One Kendall Square, Suite B3301
Cambridge, MA 02139
Attn: Brian Pereira
Fax: (617) 498-1073

[Signature Page to Indemnification Agreement]

VISTERRA, INC.

DISCLOSURE SCHEDULE

September 12, 2014

This Disclosure Schedule is furnished by Visterra, Inc., a Delaware corporation (the “Company”), pursuant to the Amended and Restated Series B Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the “Agreement”), by and among the Company and the Founder Holders, Preferred Holders and Purchasers named therein. Any capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement.

This Disclosure Schedule is arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Section 2 of the Agreement. The disclosures in any section of subsection of this Disclosure Schedule shall qualify the corresponding section and/or subsection of Section 2 of the Agreement and shall also qualify other sections and subsections in Section 2 to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. This Disclosure Schedule shall not be deemed to expand in any way the scope or effect of any of such representations and warranties.

Certain information contained in this Disclosure Schedule is confidential, proprietary information of the Company.

Section 2.5	Capitalization.

Subsection 2.5(f)

Rights pursuant to the 2008 Patent License Agreement

Pursuant to the 2008 Patent License Agreement, until such date as the Company received an aggregate of $5,000,000 in cash in exchange for its capital stock (the “Funding Threshold Date”), the Company was obligated to issue MIT and/or such persons as MIT directed additional shares of Common Stock from time to time as necessary to enable them to continue holding five percent (5%) of the Company’s capital stock on a Fully Diluted Basis (as defined in the 2008 Patent License Agreement). The Funding Threshold Date occurred on September 3, 2010.

MIT has the right to participate in future offerings of the Company’s equity securities, in each case subject to certain exceptions and according to terms and conditions set forth in the 2008 Patent License Agreement.

Warrants

Warrant to purchase 250,000 shares of Common Stock issued to the Massachusetts Institute of Technology (“MIT”) on April 28, 2008. Effective as of January 25, 2013, MIT transferred the right to purchase 37,500 of the shares of Common Stock subject to this Warrant to Omega Cambridge SPV, LP.

Warrant to purchase 250,000 shares of Common Stock issued to MIT for the benefit of the Sasisekharan Laboratories on April 28, 2008. Effective as of January 25, 2013, MIT transferred the right to purchase 37,500 of the shares of Common Stock subject to this Warrant to Omega Cambridge SPV, LP.

Warrant to purchase 25,000 shares of Seed Stock issued to Lighthouse Capital Partners VI, L.P. on February 28, 2011.

Warrant to purchase 62,500 shares of Seed Stock issued to Lighthouse Capital Partners VI, L.P. on September 30, 2011.

Warrant to purchase 1,151,801 shares of Common Stock issued to Polaris Venture Partners V, L.P. on May 14, 2012.

Warrant to purchase 22,448 shares of Common Stock issued to Polaris Venture Partners Entrepreneurs’ Fund V, L.P. on May 14, 2012.

Warrant to purchase 7,890 shares of Common Stock issued to Polaris Venture Partners Founders’ Fund V, L.P. on May 14, 2012.

Warrant to purchase 11,518 shares of Common Stock issued to Polaris Venture Partners Special Founders’ Fund V, L.P. on May 14, 2012.

Warrant to purchase 1,186,623 shares of Common Stock issued to Flagship Ventures Fund 2007, L.P. on May 14, 2012.

Warrant to purchase 80,000 shares of Series B Preferred Stock and 20,000 shares of Common Stock issued to Oxford Finance LLC on September 9, 2014

Warrant to purchase 80,000 shares of Series B Preferred Stock and 20,000 shares of Common Stock issued to Square 1 Bank on September 9, 2014

Pursuant to the Loan and Security Agreement dated September 9, 2014 between the Company and Oxford Finance LLC and Square 1 Bank (the “Lenders”), the Company has agreed to issue to the Lenders warrants exercisable for the class of preferred stock issued in the Company’s most recent preferred stock financing prior to the date of issuance of the warrant, with an exercise price equal to the lowest price per share at which shares of such class of preferred stock were issued in such financing. The number of warrants to be issued will be equal to 4.0% of the aggregate principal amount of the terms loans funded on the date of such issuance, divided by such warrant price. As of the date hereof, the Company has $5.0 million in available term loan funding under the Loan and Security Agreement.

There are outstanding options to purchase 9,061,703 shares of Common Stock, which were granted to employees and directors of, and consultants to, the Company, as follows:

Employees
Zachary Shriver	700,000
Karthik Viswanathan	41,875
Hedy Adari	35,000
Jennifer Dupee	18,000
James Delaney	12,650
Tyree Koch	11,250
David Eavarone	21,146
Bi Xu	35,000
Yadunanda Budigi	34,000
Kristy Szretter	27,125
Luke Robinson	26,250
Wilton DePina	2,250
Sunny Himansu	3,750
James Myette	50,000
Greg Babcock	62,500
Susan Sloan	50,000
Hamid Tissire	8,000
Kirk Rowley	8,000
Brian Pereira	6,022,500
Catherine Hay	50,000
David Arkowitz	1,053,803
Greg Miller	421,521
Boopathy Ramakrishnan	30,000
Obadiah Plante	50,000
Andrew Wolacott	28,000
Andrew Walsh	5,000

Total Employees	8,807,620

Consultants
Bob Gerety	25,000
S Raguram	10,000
Mark Boshar	72,500
Raphael Dolin	42,000
Steven Tannenbaum	28,000
George Siber	26,583
Willaim Cervino	37,500
Mark Kesic	12,500

Total Consultants	254,083

Subsection 2.5(g)(i)

The security holders of the Company include the option and warrant holders listed above. The stockholders of the Company immediately prior to the Second Closing are as follows:

	Outstanding Common Stock	Seed Conv. Preferrred Stock	Series A Conv. Preferred Stock	Series B Conv. Preferred Stock
Steven Brugger	750,000	0	0	0
Delaney, James	23,000	0	0	0
Sanjay K Sehgal	12,500	0	0	0
April Blodgett	12,812	0	0	0
Vidya Subramanian	16,671	0	0	0
Kamran Tavanger	125,833	0	0	0
Crane Family Irrevocable Trust - 2002	1,126,249	0	0	0
Crane, Alan L.	273,751	0	0	0
Sasisekharan, Ram	2,500,000	0	0	0
Sasisekharan Family 2006 Irrevocable Trust	1,000,000	0	0	0
Sasisekharan Parents 2006 Irrevocable Trust	200,000	0	0	0
Narayanasami Parents 2006 Irrevocable Trust	50,000	0	0	0
Narayanasami, Mahesh	50,000	0	0	0
Raguram, S.	218,205	0	0	0
MIT	425,359	0	0	0
Rahul Raman	31,985	0	0	0
Viswanathan Sasisekharan	17,035	0	0	0
Aarthia Chandrasekharan	15,866	0	0	0
Aravind Srinivasan	15,866	0	0	0
Karthik Viswanathan	18,205	0	0	0
Ganpan Gao	5,512	0	0	0
Venkataramanan Soundaraajan	1,170	0	0	0
Mahadevan Venkataraman	1,170	0	0	0
Zachary Shriver	1,170	0	0	0
Ramasubramanian Kaundinya	1,170	0	0	0
Akila Jayaraman	1,170	0	0	0
Polaris Venture Partners Entrepreneurs’ Fund V, L.P.	0	67,058	224,704	54,236
Polaris Venture Partners Founders’ Fund V, L.P.	0	23,569	78,976	19,062
Polaris Venture Partners Special Founders’ Fund V, L.P.	0	34,408	115,295	27,828
Polaris Venture Partners V, L.P.	0	3,440,678	11,529,311	2,782,783
Flagship Ventures Fund 2007, L.P.	0	2,525,713	8,338,786	0
Flagship Ventures Fund IV, L.P.	0	0	2,000,000	2,092,890
Flagship Ventures Fund IV-Rx, L.P.	0	0	500,000	523,223
Lux Ventures II Sidecar, L.P.	99,018	0	0	0
Lux Ventures II, L.P.	2,380,597	0	0	0
Gates Foundation	0	0	6,800,000	0
Omega Cambridge SPV, L.P.	75,063	0	1,700,000	383,315
Merck Sharp & Dohme Corp.	0	0	0	6,000,000
Crane, Alan L.	0	0	350,000	0
Alexandria Equities, LLC	0	0	339,999	76,663
Brian J G Pereira	0	0	0	40,000
Brian J G Pereira Irrevocable Trust	0	0	150,000	0
Jim Delaney	0	0	250,000	0
David Arkowitz	0	0	70,000	0

Total	9,449,377	6,091,426	32,447,072	12,000,000

Subsection 2.5(g)(ii)

Amended and Restated Letter Agreement, dated November 7, 2013, between the Company and the Bill & Melinda Gates Foundation, as amended on September 4, 2014

Restricted Stock Agreement dated December 20, 2007 between the Company and Alan L. Crane.

Restricted Stock Agreement dated December 20, 2007 between the Company and Ram Sasisekharan.

Letter Agreement dated December 28, 2007 between Alan L. Crane, the Company and The Crane Family Irrevocable Trust – 2002.

Letter Agreements dated December 28, 2007 between Ram Sasisekharan, the Company and each of the following parties:

•	the Sasisekharan Family 2006 Irrevocable Trust

•	the Sasisekharan Parents 2006 Irrevocable Trust

•	the Narayanasami Parents 2006 Irrevocable Trust

•	S. Raguram

•	Mahesh Narayanasami.

Common Stock Issuance Agreements dated May 18, 2010 between the Company and each of the following parties:

•	Massachusetts Institute of Technology

•	Venkataramanan Soundararajan

•	Mahadevan Venkataraman

•	Aravind Srinivasan

•	Zachary Shriver

•	Viswanathan Sasisekharan

•	Rahul Raman

•	Sasi Raguram

•	Ramasubramanian Kaundinya

•	Aarthi Chandrasekharan

•	Akila Jayaraman

•	Karthik Viswanathan.

Stock Transfer Agreement dated December 29, 2010 between Alan L. Crane and The Crane Family Irrevocable Trust – 2002.

Common Stock Issuance Agreements dated April 20, 2011 between the Company and each of the following parties:

•	Massachusetts Institute of Technology

•	Venkataramanan Soundararajan

•	Mahadevan Venkataraman

•	Aravind Srinivasan

•	Zachary Shriver

•	Viswanathan Sasisekharan

•	Rahul Raman

•	Sasi Raguram

•	Ramasubramanian Kaundinya

•	Aarthi Chandrasekharan

•	Akila Jayaraman

•	Karthik Viswanathan.

Please see the disclosures in Section 2.5(c) regarding the 2008 Patent License Agreement. In addition, the Company has entered into stock option agreements with the holders of outstanding options in the table under Subsection 2.5(c) above.

Management Rights Agreement dated February 28, 2011 between the Company and Lighthouse Capital Partners VI, L.P.

Management Rights Agreement dated January 22, 2008 between the Company and Polaris Venture Partners V., L.P., Polaris Venture Partners Entrepreneurs’ Fund V, L.P., Polaris Venture Partners Founders’ Fund V, L.P. and Polaris Venture Partners Special Founders’ Fund V, L.P.

Management Rights Agreement dated May 13, 2008 between the Company and Flagship Ventures Fund 2007, L.P.

Management Rights Agreement dated August 8, 2008 between the Company and Lux Ventures II, L.P.

Subsection 2.5(g)(iii)

Stock option agreements between the Company and the holders of outstanding options in the table under Subsection 2.5(c) above.

Warrants listed in Section 2.5(c).

2008 Patent License Agreement.

Subsection 2.5(h)

The following Stock Option Agreements between the Company and each of the individuals listed below have vesting schedules different than those listed in Section 2.5(h) of the Agreement:

•	Brian Pereira dated October 16, 2013

•	Yadunanda Budigi dated October 16, 2013

•	Mark Kesic (a consultant to the Company) dated June 12, 2013

•	Mark Kesic (a consultant to the Company) dated October 16, 2013

•	William Cervino (a consultant to the Company) dated June 12, 2013

•	William Cervino (a consultant to the Company) dated October 16, 2013

•	George Siber (a consultant to the Company) dated October 16, 2013

•	Ralphael Dolin (a consultant to the Company) dated October 16, 2013

•	Ralphael Dolin (a consultant to the Company) dated March 18, 2009

•	Bob Gerety (a consultant to the Company) dated March 18, 2009

•	Steven Tannenbaum (a consultant to the Company) dated June 17, 2010

•	Steven Tannenbaum (a consultant to the Company) dated September 14, 2011

•	S. Raguram (a consultant to the Company) dated March 18, 2009

•	Mark Boshar (a consultant to the Company) dated March 18, 2009

•	Mark Boshar (a consultant to the Company) dated October 16, 2009

•	Mark Boshar (a consultant to the Company) dated February 1, 2011

•	Mark Boshar (a consultant to the Company) dated March 6, 2013

The following Employment Offer Letters between the Company and each of the following executives provides for acceleration of vesting provisions in certain situations:

•	Brian Pereira, President and Chief Executive Officer of the Company, dated July 8, 2013

•	David Arkowitz, Chief Operating Officer and Chief Financial Officer of the Company, dated August 23, 2013

•	Greg Miller, Vice President of Business Development & Strategic Planning of the Company, dated August 23, 2013

•	Jose Trevejo, Vice President of Development of the Company, dated July 14, 2014

Terms of Employment Agreement between the Company and Zach Shriver, Vice President of Research of the Company, dated December 7, 2012, provides for acceleration of vesting in certain situations.

Section 2.6	Subsidiaries.

Visterra Singapore International Pte. Ltd., a Singapore private company, is a wholly-owned subsidiary of the Company.

Section 2.9	Intellectual Property.

The Company expects that the 2008 Patent License Agreement and patent applications filed in the name of the Company will provide the Company with patents necessary to develop and commercialize its influenza therapeutics. The Company expects that the 2013 Patent License and patent applications filed in the name of the Company will provide the Company with patents necessary to develop and commercialize its dengue fever therapeutics. The Company will likely require, and plans to pursue, additional patents and licenses to particular agents, drugs, drug combinations, formulations and other technologies as it deems necessary. There can be no guaranty that the Company will obtain any such patents and licenses.

Pursuant to the Amended and Restated Letter Agreement, dated November 7, 2013, as amended September 4, 2014, between the Company and the Bill & Melinda Gates Foundation (the “Foundation”), the Company has granted the Foundation and its affiliates non-exclusive rights under certain of the Company’s patents and disease information for the commercialization of certain antibody products in specified countries.

Consulting Agreement dated February 17, 2013 between the Company and Ram Sasisekharan, which provides, among other things, for Dr. Sasisekharan to provide consulting services and assign certain inventions to the Company. Dr. Sasisekharan is an employee of MIT, and is accordingly bound by the patent, consulting and other applicable policies of MIT.

Section 2.11	Contracts and Commitments.

Subsection 2.11(a)

See Section 2.5(g)(ii).

Lease Agreement between the Company and RB Kendall Fee, LLC, dated September 2, 2010.

2008 Patent License Agreement detailed in Section 2.5(f) and Section 2.9.

2013 Patent License Agreement detailed in Section 2.9.

Master Contract Services and License Agreement dated August 11, 2011 between the Company and ExcellGene SA. Effective as of August 1, 2013, the Company terminated its non-exclusive license to use the Excellgene CHO cells and vectors. The Company maintained its exclusive license to the modified CHO cell line, which expresses the Company protein.

Management Rights Agreement dated February 28, 2011 between the Company and Lighthouse Capital Partners VI, L.P.

Management Rights Agreement dated January 22, 2008 between the Company and Polaris Venture Partners V., L.P., Polaris Venture Partners Entrepreneurs’ Fund V, L.P., Polaris Venture Partners Founders’ Fund V, L.P. and Polaris Venture Partners Special Founders’ Fund V, L.P.

Management Rights Agreement dated May 13, 2008 between the Company and Flagship Ventures Fund 2007, L.P.

Management Rights Agreement dated August 8, 2008 between the Company and Lux Ventures II, L.P.

Indemnification Agreement dated December 9, 2010 between the Company and Alan Crane.

Amended and Restated Indemnification Agreement dated December 9, 2010 between the Company and Kevin Bitterman.

Indemnification Agreement dated December 9, 2010 between the Company and Edwin Kania.

Indemnification Agreement dated December, 2010 between the Company and Ram Sasisekharan.

Employment Agreement dated July 6, 2013 between the Company and Brian Pereira.

Indemnification Agreement dated November 6, 2013 between the Company and Brian Pereira.

2008 Stock Incentive Plan, as amended.

Common Stock Repurchase Agreement, dated May 14, 2012 between the Company and Alan L. Crane.

Biopharmaceutical Development and Manufacturing Services Agreement, effective June 21, 2012, between the Company and Laureate Biopharmaceutical Services, Inc. (n/k/a Gallus Biopharmaceuticals NJ, LLC)

Amended and Restated Letter Agreement dated November 7, 2013 as amended September 4, 2014, between the Company and the Foundation.

Phase One Clinical Master Services Agreement dated September 26, 2013 between the Company and PPD Development, LLC.

Letter Agreement dated May 15, 204 between and among Merck Sharp & Dohme Corp., the Company’s stockholders set forth in the signature pages thereto and the Company.

Loan and Security Agreement dated September 9, 2014 between the Company and Oxford Finance LLC and Square 1 Bank.

Equity Rights Side Letter dated September 9, 2014 between the Company and Oxford Finance LLC.

Section 2.12	Related-Party Transactions.

Steven Brugger, the former President and Chief Executive Officer of the Company, entered into a Severance Agreement with the Company on September 6, 2013.

Donna Ambrosino, the former Chief Medical Officer of the Company, entered into a Severance Agreement with the Company on May 22, 2014.

Alan L. Crane, a founder and director of the Company, is a venture partner of Polaris Venture Partners. Mr. Crane is a party to the following Material Contracts:

•	Restricted Stock Agreement dated December 20, 2007 between the Company and Alan L. Crane;

•	Letter Agreement dated December 28, 2007 between Alan L. Crane, the Company and The Crane Family Irrevocable Trust – 2002;

•	Common Stock Repurchase Agreement, dated May 14, 2012 between the Company and Alan L. Crane.

Ram Sasisekharan, a founder and director of the Company, is an employee of MIT. MIT is a party to each of the Patent License Agreements. Dr. Sasisekharan is a party to the following Material Contracts:

•	Consulting Agreement dated February 17, 2013 between the Company and Ram Sasisekharan;

•	Restricted Stock Agreement dated December 20, 2007 between the Company and Ram Sasisekharan;

•	Letter Agreements dated December 28, 2007 between Ram Sasisekharan, the Company and each of the following parties:

•	the Sasisekharan Family 2006 Irrevocable Trust;

•	the Sasisekharan Parents 2006 Irrevocable Trust;

•	the Narayanasami Parents 2006 Irrevocable Trust;

•	S. Raguram;

•	Mahesh Narayanasami.

Edwin Kania, a director of the Company, is a managing partner and chairman at Flagship Ventures.

Sasi Raguram, an inventor on patent applications included in the 2008 Patent License Agreement and a common stockholder of the Company, is the brother of Ram Sasisekharan, a founder and director of the Company.

Karthik Viswanathan, an employee of the Company, is an inventor on certain patent applications included in the 2008 Patent License Agreement and a common shareholder by virtue of the 2008 Patent License Agreement and the Common Stock Issuance Agreement between Mr. Viswanathan and the Company.

Luke Robinson, an employee of the Company, is an inventor on certain patent applications included in the 2013 Patent License Agreement.

Zachary Shriver, Vice President, Research of the Company, is an inventor on certain patent applications included in the 2008 Patent License Agreement and a common shareholder by virtue of the 2008 Patent License Agreement and the Common Stock Issuance Agreement between Mr. Shriver and the Company.

Management Rights Agreement dated January 22, 2008 between the Company and Polaris Venture Partners V., L.P., Polaris Venture Partners Entrepreneurs’ Fund V, L.P., Polaris Venture Partners Founders’ Fund V, L.P. and Polaris Venture Partners Special Founders’ Fund V, L.P.

Management Rights Agreement dated May 13, 2008 between the Company and Flagship Ventures Fund 2007, L.P.

Management Rights Agreement dated August 8, 2008 between the Company and Lux Ventures II, L.P.

Zachary Shriver, Vice President, Research of the Company, currently receives an annual salary of $280,000, a target bonus of 20% of his annual salary, and currently holds options as shown in Subsection 2.5(f).

Brian Pereira, President and Chief Executive Officer of the Company, currently receives an annual salary of $500,000, a target bonus of $500,000, and currently holds options as shown in Subsection 2.5(f).

David Arkowitz, Chief Operating Officer and Chief Financial Officer of the Company, currently receives an annual salary of $305,000, a target bonus of 40% of his base salary, and currently holds options as shown in Subsection 2.5(f). Mr. Arkowitz received a $60,000 signing bonus upon joining the Company in 2013.

Greg Miller, Vice President of Business Development & Strategic Planning of the Company, currently receives an annual salary of $240,000, a target bonus of 25% of his base salary, and currently holds options as shown in Subsection 2.5(f). Mr. Miller received a $20,000 signing bonus upon joining the Company in 2013.

Jose Trevejo, Vice President of Development of the Company, currently receives an annual salary of $275,000, a target bonus of 25% of his base salary, and is expected to be granted options to purchase 425,000 shares of Common Stock by the Board of Directors at the next Board meeting held after the date hereof. Dr. Trevejo received a $130,000 signing bonus upon joining the Company in 2014. In addition, Dr. Trevejo will receive a loan of up to $234,600 from the Company, the precise amount of which shall be equal to the amount he owes his prior employer as of August 11, 2014. The loan is to be evidenced by a promissory note in favor of the Company and shall have a term ending December 31, 2017 and will bear interest at a rate equal to the minimum applicable federal rate.

Section 2.18	Employee Benefit Plans.

The Company offers the following benefits to employees:

Medical: The Company offers employees Harvard Pilgrim Healthcare Value 15 PPO.

Dental: The Company offers employees Blue Cross Blue Shield Dental Blue.

Life and ADD: The Company offers employees Simply Unum Life Insurance and Accidental Death and Dismemberment.

Long-Term Disability Insurance: The Company offers Simply Unum.

401(k): The Company offers employees a 401(k) plan through Fidelity Investments.

Section 2.21	Proprietary Information and Inventions Agreements.

None.